                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

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     RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             CMS Energy Corporation
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                (Name of Registrant as Specified In Its Charter)

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SEC 1913 (02-02)

                               [CMS ENERGY LOGO]

                             CMS ENERGY CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 2004

To Fellow Shareholders of CMS Energy Corporation:

Our annual meeting of shareholders of CMS Energy Corporation (the "Corporation") will be held on Friday, the 28th day of May 2004, at 10:30 A.M., Eastern Daylight Saving Time, at the Potter Center, 2111 Emmons Road, Jackson, Michigan 49201. The purposes of the meeting are to:

    (1) Elect eleven members to the Corporation's Board of Directors;

    (2) Ratify the appointment of independent auditors to audit the Corporation's financial statements for the year ending December 31, 2004;

    (3) Consider a proposal to approve an amendment to the Corporation's Performance Incentive Stock Plan;

    (4) Consider a proposal to permit awards under the Corporation's incentive compensation plans and related contractual arrangements to be income tax deductible by the Corporation;

    (5) Consider a proposal to amend the Corporation's Restated Articles of Incorporation; and

    (6) Transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 THROUGH 5. The proxy holders will use their discretion on other matters that may arise at the annual meeting.

Our annual report to the shareholders for the year 2003, including the Form 10-K with our financial statements, previously has been furnished to you.

All shareholders are invited to attend our annual meeting. If you were a shareholder of record at the close of business on April 2, 2004, you are entitled to vote. Every vote is important. Please vote using a touch-tone telephone, the Internet, or by signing and returning the enclosed proxy card. You can help minimize our costs by promptly voting via telephone or the Internet.

                                         By Order of the Board of Directors

                                         Michael D. VanHemert
                                         Corporate Secretary

CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201

April [23], 2004

                                PROXY STATEMENT

                            ------------------------

                               TABLE OF CONTENTS

INTRODUCTION
  General...................................................    Page 1
  Proposals Subject To Shareholder Votes....................    Page 1
  Ways To Vote Your Proxy...................................    Page 2
CORPORATE GOVERNANCE
  Background................................................    Page 2
  Director Communication Process............................    Page 3
  Shareholder Recommendation Process........................    Page 3
  Director Independence.....................................    Page 4
  Code of Ethics............................................    Page 4
  Board and Committee Information...........................    Page 4
MANAGEMENT SECURITY OWNERSHIP...............................   Page 12
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....   Page 13
BUSINESS RELATIONSHIPS......................................   Page 13
COMPENSATION OF DIRECTORS...................................   Page 14
ORGANIZATION AND COMPENSATION COMMITTEE REPORT..............   Page 15
EXECUTIVE COMPENSATION......................................   Page 18
AUDIT COMMITTEE REPORT......................................   Page 22
INDEPENDENT AUDITOR.........................................   Page 23
AUDITOR COMPENSATION........................................   Page 23
DESCRIPTION OF PROPOSALS SUBJECT TO SHAREHOLDER VOTE
  (1) Elect Eleven Members to the Board of Directors........   Page 25
  (2) Ratify the appointment of independent auditors........   Page 27
  (3) Consider approval of an amendment to the Performance
    Incentive Stock Plan....................................   Page 27
  (4) Consider approval of deductibility of incentive
    compensation awards.....................................   Page 30
  (5) Consider adoption of an amendment to amend Restated
    Articles of Incorporation...............................   Page 31
FIVE-YEAR CUMULATIVE TOTAL RETURN...........................   Page 33
2005 PROXY STATEMENT INFORMATION............................   Page 33
OTHER MATTERS...............................................   Page 34
Appendix A: Performance Incentive Stock Plan, as amended....  Page A-1

                                PROXY STATEMENT

                            ------------------------

                                  INTRODUCTION

GENERAL

The Board of Directors of CMS Energy Corporation ("CMS" or the "Corporation") solicits your proxy for our annual meeting of shareholders. Your shares will be voted as you request if your proxy voting instructions are received prior to the annual meeting. You may revoke your proxy at any time before it is voted at the annual meeting.

As of December 31, 2003, the Corporation's only outstanding voting securities consisted of a total of 161,130,163 shares of Common Stock ($.01 par value). Each outstanding share is entitled to one vote on all matters that come before the annual meeting. All shares represented by valid proxies will be voted at the annual meeting. The terms "we" and "our" as used in this proxy statement refer to CMS Energy Corporation.

We have received a copy of a Schedule 13G filed with the Securities and Exchange Commission ("SEC") by Lord, Abbett & Co., 90 Hudson Street, Jersey City, New Jersey 07302. This Schedule 13G indicates that holdings of 14,812,267 shares, representing 9.2% of the outstanding shares of CMS Common Stock, were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of our outstanding voting securities.

The presence of the holders of a majority of the shares of our Common Stock in person or by proxy at the annual meeting will constitute a quorum. The determination of approval of corporate action by the shareholders is based on votes "for" and "against". In general, abstentions and "broker non-votes" (as described below) are not counted as "against" votes but are counted in the determination of a quorum. However, under the rules of the New York Stock Exchange, Inc. ("NYSE") with respect to Proposal 5 below, abstentions and broker non-votes will have the same effect as negative votes (even though it may not have been the intent of the person voting or giving the proxy to vote against such proposal).

With respect to Proposal 1 below, the election of each director requires approval from a plurality of the shares voted. On Proposals 2, 3 and 4, approvals require votes "for" by a majority of the shares voted. Approval of Proposal 5 requires votes "for" by a majority of issued and outstanding shares of our Common Stock.

With respect to Proposal 3 below, if you hold shares in a brokerage or bank account, your failure to give voting instructions to your broker or bank will result in a so-called "broker non-vote" under the NYSE rules (since your broker is not entitled to vote your shares on this particular proposal unless it receives instructions from you). Broker non-votes and abstentions are not considered votes cast and, therefore, will be counted neither "for" nor "against" this proposal.

PROPOSALS SUBJECT TO SHAREHOLDER VOTE

1) Elect eleven members to the Corporation's Board of Directors;

2) Ratify the appointment of independent auditors to audit the Corporation's financial statements for the year ending December 31, 2004;

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

3) Consider a proposal to approve an amendment to the Corporation's Performance Incentive Stock Plan;

4) Consider a proposal to permit awards under the Corporation's incentive compensation plans and related contractual arrangements to be income tax deductible by the Corporation;

5) Consider a proposal to amend the Corporation's Restated Articles of Incorporation.

Detailed descriptions of each of these proposals can be found later in this proxy statement under the heading "DESCRIPTION OF PROPOSALS SUBJECT TO SHAREHOLDER VOTE."

WAYS TO VOTE YOUR PROXY

PLEASE VOTE USING A TOUCH-TONE TELEPHONE, THE INTERNET, OR BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD. YOU CAN HELP MINIMIZE OUR COSTS BY PROMPTLY VOTING VIA TELEPHONE OR THE INTERNET.

                              CORPORATE GOVERNANCE

BACKGROUND

In March of 2003, the CMS and Consumers Boards of Directors adopted Corporate Governance Principles (the "Principles") that generally formalized long-standing corporate and Board practices, although with various updated aspects reflecting developing best practices and SEC and NYSE standards. The Principles detail the role of the Board, the selection and role of the Chief Executive Officer, the composition and meeting procedures of the Board and its Committees, as well as Board and Committee compensation and self-evaluation guidelines. At the same time, the Boards adopted, upon the recommendations of their Governance and Nominating Committees as well as applicable other Committees, Charters for each of their standing Committees that detailed their purposes and duties, composition, meetings, performance evaluations, resources and authority as well as other aspects of Committee activities. These Principles and the Charters have been available through our website at www.cmsenergy.com.

In February of 2004, the Governance and Nominating Committee reported to the Board the results of the Board and Committees' self-evaluations questionnaires, as well as their recommendations for possible responses to the self-evaluations and informal discussions between individual Board members and the Committee Chair. In addition, the Board and the Committee reviewed the various recent corporate governance initiatives as well as the Corporation's evolving business model, and their impact on the Principles, Charters and Board composition. As a result of these reports, recommendations and reviews, the Board refined the Principles as well as the Director Communication and Shareholder Recommendation Processes described below.

Also in February of 2004, James J. Duderstadt, President Emeritus of the University of Michigan, and Kathleen R. Flaherty, former President and Chief Executive Officer of WinStar International, confirmed to the Governance and Nominating Committee that they had decided not to seek re-election as directors. The Board and the management acknowledge CMS and Consumers' gratitude for Dr. Duderstadt's ten years and Ms. Flaherty's nine years of dedicated service on the Boards.

In March of 2004, the Governance and Nominating Committee recommended to the Boards the nomination of Merribel S. Ayres to serve as a director of CMS and Consumers, effective with her proposed election by shareholders

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

at the May 28, 2004 annual meeting. Ms. Ayres candidacy to join the Board was initially recommended to the Committee by its prior Chair, a former non-employee director. The Board also approved an amendment and restatement of the Principles pursuant to the Committee's recommendations.

The Board and the Governance and Nominating Committee continue to evaluate and consider various additional changes to the Principles and the Board and Committee structure and Charters, and all such revisions will be reflected in the versions of such documents available through our website.

DIRECTOR COMMUNICATION PROCESS

CMS and Consumers shareholders, employees or third parties can communicate on any topic with the Board of Directors, a Committee of the Board or an individual director, including Earl D. Holton, our presiding director at executive sessions of the Board, by sending written communications c/o Corporate Secretary, CMS Energy Corporation, One Energy Plaza, Jackson, MI 49201. The Corporate Secretary will review and forward such communications to the Board or the appropriate Committee or director. Further details regarding shareholder, employee or other third-party communications with the Board of Directors or its Committees or individual members can be accessed at the Corporation's website.

Any shareholder, employee or third party who wishes to submit a compliance concern to the Board or an applicable Committee, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee, may do so by any of the following means:

- send correspondence or materials addressed to the appropriate party c/o the Chief Compliance Officer, CMS Energy Corporation, One Energy Plaza, Jackson, MI 49201;

- send an email or other electronic communication via our external Website www.ethicspoint.com, again addressed to the appropriate party; or

- call the CMS Compliance Hotlines at either 1-800-CMS-5212 (an internally monitored line) or 1-866-ETHICSP (monitored by an external vendor).

All such communications initially will be reviewed by the CMS Chief Compliance Officer (who reports directly to the Board) prior to being forwarded to the Board or applicable Committee or director.

SHAREHOLDER RECOMMENDATION PROCESS

Shareholders can submit recommendations of nominees for election to the Boards of Directors. Shareholders' recommendations will be provided to the Governance and Nominating Committee for consideration. The recommendations should include
(a) the qualifications of the proposed nominee to serve on the Board, (b) the principal occupation and employment of the proposed nominee for the past five years, (c) each directorship, trustee position or similar position currently held by the proposed nominee, and (d) a statement from the proposed nominee that he or she has consented to the submission of the recommendation. Shareholders should send their written recommendations of nominees c/o the Corporate Secretary, CMS Energy Corporation, One Energy Plaza, Jackson, MI 49201.

Late in 2003 the Corporate Secretary received a self-nomination recommendation from an individual shareholder. Although this self-nomination did not meet all of the foregoing requirements, the Governance and Nominating Committee considered his recommendation at each of its February and March meetings. The Committee determined that this individual did not meet its criteria for nominees as detailed later in this proxy statement, and has not nominated him. This same individual has submitted shareholder proposals for inclusion in each of the 2003 and this

2004 proxy statements, and in both instances the SEC staff has concurred in the Corporation's position that these proposals were not appropriate for inclusion in its proxy material.

DIRECTOR INDEPENDENCE

The Board affirms the "independent" status of all of its non-employee directors (in accordance with the listing standards of NYSE) based upon the following:

- No independent director has a material relationship with CMS (either directly or as a partner, shareholder or officer of an organization that has a relationship with CMS)

- During the last three years, no independent director, or his or her family member:

  - received more than $100,000 in direct compensation from CMS (in excess of payments for Board and Committee service);

  - was affiliated with or employed by the present or former auditors of CMS;

  - was employed as an executive officer by another company that has an interlocking compensation committee with CMS;

  - was an officer or employee of a company to which CMS made or received payments of $1 million, or 2% of the other company's consolidated gross revenues; and

  - has been an employee of CMS.

In addition to meeting the independent director standards of NYSE as detailed above, each of Messrs. Monahan and Paquette has been designated by the Board of Directors as an "independent director" in accordance with the explicit requirements of the Michigan Business Corporation Act. These statutory requirements are even more stringent than the NYSE standards, and include the limitation that such status is only available to directors who have served for three or fewer years as such at the company. Independent directors under the Michigan Act are presumed by law to have a disinterested status that allows the full Board of Directors to rely upon their disinterested determinations.

CODE OF ETHICS

CMS has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees of the Corporation and its affiliates, including Consumers Energy Company ("Consumers"). The code of ethics is included in our Code of Conduct and Statement of Ethics Handbook which can be found on our website at www.cmsenergy.com. Our Code of Conduct and Statement of Ethics, including the code of ethics, is administered by the Corporation's Chief Compliance Officer, who reports directly to the Board of Directors.

BOARD AND COMMITTEE INFORMATION

The CMS Board of Directors met 16 times and Consumers' Board of Directors met 12 times during 2003. All incumbent directors attended more than 75% of the Board and assigned committee meetings during 2003. Our Principles state the Board's expectation that all Board members attend all scheduled Board and Committee meetings, as well as the annual meeting of shareholders. All Board members attended the 2003 annual meeting of shareholders.

The various standing committees of the Board of Directors are listed below. Each committee is composed entirely of "independent" directors, as that term is defined by the NYSE listing standards described above, other than the Executive Committee of which Kenneth Whipple serves as Chair. Inside directors served on no other committees during 2003.

On a regularly scheduled basis, the independent directors meet with no inside director present and may invite such members of management to attend as they determine appropriate.

                                AUDIT COMMITTEES

Members: William U. Parfet (Chair), Michael T. Monahan, Joseph F. Paquette, Jr.,
         Kenneth L. Way, and John B. Yasinsky.

Meetings during 2003: CMS 16; Consumers 16

Each of the members of the Audit Committee is an independent director, and each qualifies as an audit committee financial expert based upon the following qualifications:

- Educational background;

- Prior service as chief financial officer and/or chief executive officer actively supervising accounting activities;

- Understanding of generally accepted accounting principles and financial statements; and

- Membership on various audit committees.

In addition to serving as the Chair of our Audit Committee, Mr. Parfet presently serves on audit committees of three other public companies. Our Board has determined that such simultaneous service will not impair Mr. Parfet's ability to effectively serve on our Audit Committee.

The primary functions of these committees are to:

- Assure the integrity of CMS' and Consumers' financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls;

- Assure CMS' and Consumers' compliance with applicable legal requirements, regulatory requirements, and NYSE rules;

- Appoint, compensate and terminate CMS' and Consumers' independent auditors;

- Pre-approve all audit and non-audit services provided by the independent auditors;

- Assure the independent auditors' qualifications and independence;

- Review the performance of the internal audit function and independent auditors;

- Perform their duties in a manner consistent with the Audit Committee Charter adopted by the Board of Directors* and;

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

- Prepare the Audit Committee report for inclusion in the annual proxy statement.

* The Charter was restated in April 2004. The restatement was responsive to the requirements of the Sarbanes-Oxley Act of 2002, 2003 revisions to the listing standards of the NYSE, and applicable rules and regulations of the SEC.

             ENVIRONMENTAL AND CORPORATE RESPONSIBILITY COMMITTEES

Members: Percy A. Pierre (Chair), James J. Duderstadt, Kathleen R. Flaherty,
         Earl D. Holton, Michael T. Monahan, and John B. Yasinsky.

Meetings during 2003: CMS 2 -- Consumers 2

The primary functions of these committees are to:

- Assure compliance with the Corporation's Code of Conduct Handbook and Statement of Ethics including approval of any waiver of the provisions applicable to directors and executive officers and receipt of periodic reports from the Chief Compliance Officer concerning compliance activities relating to the Handbook and Statement;

- Make recommendations to the Boards of Directors regarding significant environmental matters affecting CMS' and Consumers' operations;

- Advise the Boards on the adoption and evaluation of policies designed to maintain CMS' and Consumers' position of corporate responsibility;

- Review and monitor CMS' and Consumers' policies and objectives related to equal employment opportunity;

- Review CMS' and Consumers' policies to comply with federal and state laws and regulations affecting personnel matters;

- Review CMS' and Consumers' policies related to contributions and support of charitable, educational and community organizations; and

- Report and make recommendations to the Board of Directors related to the foregoing.

                      GOVERNANCE AND NOMINATING COMMITTEES

Members: Earl D. Holton (Chair), James J. Duderstadt, Kathleen R. Flaherty,
         Joseph F. Paquette, Jr., and Percy A. Pierre.

Meetings during 2003: CMS 4; Consumers 4

The primary functions of these committees are to:

Governance:

- Develop and recommend to the Boards of Directors such corporate and Board governance principles as may be deemed necessary by the Committees to ensure that the Corporation effectively protects and enhances shareholder value;

- Monitor the practices of the Boards of Directors to ensure compliance with the Corporation's corporate governance principles;

- Evaluate and review the performance of the Boards of Directors as a whole in order to increase the overall effectiveness of the Boards of Directors, and report the results of their evaluation to the Boards of Directors annually; and

- Recommend ways in which the Boards of Directors could improve their performance.

Nominating:

- Conduct continuing study of the size, structure, composition and compensation of the Boards and any committees thereof;

- Seek possible candidates to fill Board positions, and aid in attracting qualified candidates to the Boards;

- Assess, on a regular basis, the skills and characteristics needed by the Boards in the context of the current composition of the Board:

  Personal characteristics to be considered are:

  - Integrity;

  - Strategic -- visionary;

  - Global -- international experience;

  - Availability -- time (number of other boards served on);

  - Overall commitment (energy -- enthusiasm);

  - Independence (regulatory concept as well as independence of thought);

  - Informed judgment;

  - High performance standards;

  - Crisis response;

  - Length of available service;

  - Stock ownership (willing to align with shareholder interest); and

  - Diversity.

  Business experience of candidates to be considered includes:

  - Strong accounting background/knowledge;

  - Current CEO of public company;

  - Former CEO of public company;

  - Current COO or CFO of public company;

  - Utility/energy/nuclear power experience;

  - Financial acumen and experience;

  - Unique skills not possessed by other board members;

  - Regulatory experience;

  - Legal experience; and

  - Investor/government relations experience.

- Recommend, prior to the solicitation of proxies, a slate of qualified candidates for election to the Boards at any meeting of shareholders at which Directors are to be elected and, in case of a vacancy on a Board, a candidate to fill that vacancy. Such recommendations should consider the above-referenced characteristics and experience as well as:

  - The interplay of the candidate's experience with the experience of other Board members;

  - Attendance at meetings of Directors;

  - A balanced range of business experiences; and

  - Other matters relevant to the appropriate representation of the interests of the shareholders in carrying out the Corporation's responsibilities to the public;

- Consider the nomination by any shareholder of a candidate for election as a director of the Corporation, provided that the shareholder has submitted a written request and related information to the Secretary of the Corporation at the required time prior to any meeting of shareholders at which Directors are to be elected, together with the written consent of such person to serve as a director;

- Review periodically and recommend to the Board modifications, as appropriate, to the tenure policy; and

- Determine from time to time other criteria for selection and retention of Board members.

                    ORGANIZATION AND COMPENSATION COMMITTEES

Members: John B. Yasinsky (Chair), Earl D. Holton, Joseph F. Paquette, Jr.,
         William U. Parfet, and Kenneth L. Way.

Meetings during 2003: CMS 7; Consumers 7

The primary functions of these committees are to:

- Annually review the Corporation's executive compensation structure and policies, including the establishment and adjustment of executive officers' base salaries, annual and long-term incentive targets and incentive payments consistent with the achievement of such targets as well as produce an annual report on such compensation to shareholders in accordance with the rules and regulations of the SEC and other appropriate regulatory agencies;

- Review and approve corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the Chief Executive Officer's performance in view of those goals and objectives, and set the Chief Executive Officer's compensation level based on this evaluation;

- Annually determine corporate financial and business goals and target awards pursuant to the Corporation's incentive plans, and approve the payment of cash performance bonuses to employees in the aggregate, consistent with achievement of such goals;

- Approve the grant of stock, stock options and other stock-based awards pursuant to the Corporation's incentive plans, and the terms thereof, including the vesting schedule, performance goals, exercisability and term, to the Corporation's employees, including officers;

- Review and recommend to the Board of Directors incentive compensation plans, equity-based plans, and tax qualified retirement and investment plans and amendments thereto, with the exception of certain amendments which are delegated to specified officers of the Corporation or administrators under the terms of the plans, including supplemental retirement plans, change-in-control severance agreements, deferred compensation programs, stock award programs, employment, separation and management agreements;

- Review and approve management proposals regarding other compensation and benefit programs, plans and guidelines;

- Annually review and advise the Board of Directors concerning the Corporation's management succession plan, including long-range plans for development and selection of key managers and plans for emergency succession in case of unexpected disability or departure of a senior executive officer;

- Review organizational and leadership development plans and programs, and programs designed to identify, attract and retain high potential employees;

- Perform such other functions as may be allocated to the Committee under the terms of the Corporation's employee benefit and executive compensation plans; and

- Carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

                         FINANCE AND PENSION COMMITTEES

Members: Kenneth L. Way (Chair), James J. Duderstadt, Kathleen R. Flaherty,
         Michael T. Monahan, William U. Parfet, and Percy A. Pierre.

Meetings during 2003: CMS 4; Consumers 4

The Finance Committee reviews and makes recommendations to the Board concerning the financing and investment plans and policies of the Corporation.

The Committee has the authority, acting for and on behalf of the Board and consistent with the protection of the interests of investors, to consider and recommend to the Board as appropriate:

- Financing plans formulated by management, including those in strategic and operating plans;

- Financing terms of acquisitions, divestitures, joint ventures, partnerships, or combinations of business interests;

- Short- and long-term financing plans, including the sales or repurchases of common and preferred equity and long-term debt;

- Financial policies including cash flow, capital structure, and dividend;

- Risk management policies including foreign exchange management, hedging, and insurance; and

- Investment performance, funding, and asset allocation policies for employee benefit plans and nuclear decommissioning trusts.

                              EXECUTIVE COMMITTEES

Members: Kenneth Whipple (Chair), Earl D. Holton, William U. Parfet, Percy A.
         Pierre, Kenneth L. Way, and John B. Yasinsky.

Meetings during 2003: CMS 2; Consumers 2

The primary function of these committees is to:

- Exercise the power and authority of the Boards of Directors as may be necessary during the intervals between meetings of the Boards of Directors, subject to such limitations as are provided by law or by resolution of the Boards.

                               SPECIAL COMMITTEES

The standing committees listed above have continuing duties. In addition, the Board of Directors has from time to time established special committees to address specific major issues facing CMS. Special committees do not have continuing duties; they exist only until they complete their specified duties. The most significant current special committee is the Board's Special Litigation Committee, as discussed below.

Special Litigation Committee

The Board established this special committee in December 2002 and confirmed its duties in January 2003. The purpose of the Special Litigation Committee is to investigate and evaluate the allegations and issues raised by a shareholder, requesting that we institute a derivative proceeding against certain of our directors and officers, and to prepare such reports and to take such other actions in connection with its reasonable investigation as it shall deem appropriate to make a good faith determination whether the maintenance of the derivative proceedings is in our best interests, in accordance with Michigan law.

The Special Litigation Committee was granted the full power and authority of the Board of Directors with respect to investigating, evaluating and taking action regarding the shareholder demand and the allegations and issues raised therein, including without limitation the power and authority to assert claims and to initiate and pursue litigation on our behalf relating to such matters, to settle or compromise any such claim or lawsuit, and to seek dismissal of any related derivative proceeding pursuant to Michigan law. The Special Litigation Committee may make such reports of its determinations and actions to our Board of Directors or shareholders as it shall deem appropriate from time to time, but making such reports to the Board shall be at the option of the Special Litigation Committee, and all determinations made by the Special Litigation Committee pursuant to its authority shall be final, shall not be subject to review or approval by the Board of Directors and shall in all respects be binding. The Board determined Michael T. Monahan and Joseph F. Paquette, Jr. to be "disinterested directors" under Michigan law and appointed

Messrs. Monahan and Paquette to serve as members of the Special Litigation Committee. The Board also designated Messrs. Monahan and Paquette as "independent directors" in accordance with Michigan law. The Special Litigation Committee was authorized to engage such experts and advisors, including its own independent legal counsel, as it deemed necessary or desirable in order to assist it in the discharge of its responsibilities. The Special Litigation Committee selected the law firm of Jenner & Block to help with its investigation and evaluation. The Special Litigation Committee has not completed its investigation and evaluation as of the date of this proxy statement.

                         MANAGEMENT SECURITY OWNERSHIP

The following chart shows the beneficial ownership of our Common Stock by the directors and executive officers of both CMS and Consumers:

                                                 Shares
Name                                       Beneficially Owned*
----                                       -------------------
James J. Duderstadt......................           7,792
Kathleen R. Flaherty.....................           8,504
Earl D. Holton...........................          27,374
David W. Joos............................         294,592
Michael T. Monahan.......................           3,943
Joseph F. Paquette, Jr. .................          23,210
William U. Parfet........................          15,800
Percy A. Pierre..........................           8,215
S. Kinnie Smith, Jr. ....................         221,122
Kenneth L. Way...........................          59,613
Kenneth Whipple..........................         572,954
John B. Yasinsky.........................          16,485
Thomas J. Webb...........................         152,477
Thomas W. Elward.........................          74,932
David A. Mikelonis.......................          42,045
William J. Haener........................          47,307
All directors and executive officers**...       1,915,000

* All shares shown above are as of March 24, 2004. In addition to the shares shown above, Messrs. Joos, Smith, Webb, Elward, Mikelonis, Haener and all other executive officers of CMS and Consumers own options to acquire 473,000; 165,000; 150,000; 146,000; 137,000; 224,500; and 1,023,520 shares, respectively. Mr. Whipple has not been granted any options to acquire our Common Stock. All options identified in this footnote are as of March 24, 2004.

** All directors and executive officers includes executive officers of both CMS and Consumers; the directors of CMS and Consumers are the same individuals, as disclosed earlier in this proxy statement.

Shares shown as beneficially owned include:

- Shares to which a person has or shares voting power and/or investment power.

- The number of shares and share equivalents represented by interests in or pursuant to the:

  - Employee Savings Plan (our 401(k) plan);

  - Deferred Salary Savings Plan;

  - Performance Incentive Stock Plan;

  - Directors' Deferred Compensation Plan;

  - Salaried Employees' Merit Plan; and

  - Mr. Whipple's employment agreements.

Dr. Duderstadt, Ms. Flaherty, Messrs. Holton, Parfet, Pierre, Smith, Way, Whipple, and Yasinsky each own 10 shares of Preferred Stock of Consumers. As of March 24, 2004, the directors and executive officers of CMS and Consumers together own approximately 1.2% of the outstanding shares of our Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Federal securities laws requires our directors and executive officers, and persons who own more than 10% of CMS or Consumers equity securities to file with the SEC reports of beneficial ownership and changes in such ownership of any of those equity securities or related derivative securities. To our knowledge, during the year ended December 31, 2003, our executive officers and directors made all required Section 16(a) filings on a timely basis.

                             BUSINESS RELATIONSHIPS

On May 1, 2002, Consumers sold its electric transmission system to Michigan Transmission Holdings, LLP, a non-affiliated limited partnership whose general partner is a subsidiary of Trans-Elect, Inc. A Trans-Elect, Inc. subsidiary provides interstate electric transmission service to Consumers pursuant to agreements entered into at the time of the sale. The Federal Energy Regulatory Commission approved the rates and other terms of the service prior to the sale and they remain subject to the Commission's jurisdiction. From May 15, 2002 until June 30, 2002, S. Kinnie Smith, Jr. served as Vice Chairman of Trans-Elect, Inc. Mr. Smith served as a director of Trans-Elect, Inc. since its organization in 1998. Mr. Smith resigned as Vice Chairman and director of Trans-Elect, Inc. upon becoming Vice Chairman, and a director of CMS and Consumers, as well as General Counsel of CMS. Mr. Smith owns 20,000 shares of Convertible Preferred A Stock of Trans-Elect, Inc., or approximately 10% of the outstanding voting securities of Trans-Elect, Inc. Mr. Smith also has an option to acquire an additional 250 shares of this security.

Trans-Elect, Inc.'s subsidiary purchased the Consumers electric transmission system in a competitive bidding process for approximately $290 million in cash. Consumers provided no financial or credit support for the sale to Trans-Elect, Inc. As a result of the sale, Consumers experienced an after-tax earnings increase of approximately $17 million in 2002 due to the recognition of a $26 million gain on the sale. During the calendar year 2003, Consumers paid a total of $74 million to Trans-Elect, Inc.'s subsidiary for electric transmission services.

                           COMPENSATION OF DIRECTORS

In 2003, directors who were not CMS or Consumers employees received an annual retainer fee of $30,000, $1,500 for attendance at each Board meeting and $750 for attendance at each committee meeting. Committee chairs received $1,000 for attendance at each committee meeting. These figures had remained unchanged for five years, and are relatively low by industry standards according to reports issued by our independent compensation consultants. In 2004, the annual retainer and fees for Board meetings will remain the same; however, effective January 1, 2004, due to the increasing demands on the Chair and the members of the Audit Committee as a result of new rules and regulations of the SEC pursuant to the Sarbanes-Oxley Act of 2002 and revised NYSE listing standards, the Chair of the Audit Committee will receive an annual retainer fee of $7,500 and $1,250 for attendance at each Audit Committee meeting, and each other Audit Committee member will receive an annual retainer fee of $2,000 and $1,250 for attendance at each Audit Committee meeting. Also effective January 1, 2004, non-employee directors' attendance at special telephonic meetings of the Board will be compensated at the rate of $750 per meeting, or one-half the regular Board meeting rate.

In 2003, all directors who were not CMS or Consumers employees were granted 850 restricted shares of our Common Stock with a fair market value at time of grant of $6,468, except for Messrs. Monahan and Paquette, the Board's newest members, who received 3,943 restricted shares with a fair market value at the time of grant of approximately $30,000 pursuant to our commitment at the time they were recruited to join the Board. These restricted shares must be held for at least three years from the date of grant. In 2004, all of the non-employee directors, including the two directors who are not standing for re-election, will be granted a number of shares of restricted stock with a fair market value at the time of grant of approximately $30,000. These restricted shares must be held for at least three years from the date of grant. Directors are reimbursed for expenses incurred in attending Board or committee meetings. Directors who are CMS or Consumers employees do not receive retainers or meeting fees for service on the Board or as a member of any Board committee.

Pursuant to the Directors' Deferred Compensation Plan, a CMS or Consumers director who is not an employee may, at any time prior to a calendar year in which a retainer and fees are to be earned, or at any time during the year prior to the month in which a retainer and fees are earned, irrevocably elect to defer payment for that year, or a portion thereof, through written notice to CMS or Consumers, of all or half of any of the retainer and fees which would otherwise be paid to the director, to a time following the director's retirement from the Board of Directors. Any amount deferred will either (a) accrue interest at the prime rate or the rate for 10-year Treasury Notes (whichever is greater), (b) be treated as if it were invested as an optional cash payment in our Stock Purchase Plan, or (c) be treated as if it were invested in a Standard & Poor's 500 stock index fund. Accrued amounts will be distributed in a lump sum or in five or ten annual installments in cash.

Effective with the annual meeting in May of 2004, the Board's current retirement payments policy will be discontinued. Although current and previously retired directors' accrued benefits under the policy will be preserved, no further years of service will be accrued nor will future increases in the cash retainer impact the grandfathered payouts under this policy. Prior to its discontinuance, the directors' retirement payments policy provided those directors who retire with five years of service on the Board with annual retirement payments equal to the retainer. These payments continue for a period of time equal to the director's years of service on the Board. All payments will cease at the death of the retired director.

All non-employee directors have historically been offered optional life insurance coverage, business-related travel accident insurance, and optional health care insurance, and CMS and Consumers paid the premiums associated with participation by directors. These insurance coverages will not be provided by the Corporation to new directors, effective with the annual meeting in May of 2004. The imputed income for the life insurance coverage in 2003 was: Messrs. Duderstadt, $753; Holton, $2,715; Monahan, $726; Paquette, $2,553; Parfet, $663; Pierre, $726; Whipple, $2,553; Yasinsky, $744; and Ms. Flaherty, $399. The imputed income for health insurance coverage in 2003 was: Ms. Flaherty, $9,289.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

CMS' and Consumers' executive compensation program is directed by our Organization and Compensation Committee (the "Committee"), which is composed entirely of independent directors. The Committee is responsible for determining and administering executive compensation policies and plans as well as reviewing and recommending to the Board of Directors officer appointments. The Committee also has the responsibility for approving both annual compensation and compensation awards under long-term incentive stock programs. In doing so, the Committee relies to a large degree on incentive compensation including stock-related awards to attract and retain outstanding officers. In the past, it has been our philosophy to target salary and long-term incentives at the 50th percentile of the market, as then defined by the Committee, and to target annual incentives at the 75th percentile of that same market. It is now the Committee's intent to modify this philosophy and target salary, annual incentives and long-term incentives at the 50th percentile of the market (as defined by a seventeen company peer group of energy companies of comparable business focus and size to CMS). It is further the Committee's intent to recommend that stock ownership guidelines be established for officers of CMS and its subsidiaries ranging from an amount of stock equivalent to base salary for more junior officers to several multiples of base salary for more senior officers. All of these programs seek to enhance the Corporation's profitability and, hence, its shareholder value by aligning the financial interests of CMS' officers with those of its shareholders.

Direct compensation for Mr. Whipple and the other executive officers consists of
(i) base salary, which is intended to be at the 50th percentile of the amounts paid to executives with equivalent positions at other energy companies of comparable size (the aforementioned seventeen company peer group), and (ii) substantial annual and long-term incentive compensation also at the 50th percentile of the seventeen company peer group that closely ties to our success in achieving earnings, cash flow, stock appreciation and other performance goals. The incentive programs are considered variable "at risk" compensation and are intended to result in above-median compensation only in years when we exceed our performance goals.

ANNUAL COMPENSATION

The Committee reviews the base salary of Mr. Whipple and the other officers and approves annual salaries for them based on industry, peer group, and national surveys, as well as the Committee's collective judgment as to the past and expected future contributions of each individual.

The annual incentive compensation (bonus) payment, if any, is based on our success in meeting challenging ongoing earnings per share and free cash flow goals set by the Committee before March 31 of each year. Following the end of each year, the Committee reviews the results on a corporate basis to determine the appropriate awards. The maximum payout of the Officer Incentive Compensation Plan is 200%. Under the Officer Incentive Compensation Plan for 2003, CMS' performance exceeded 100% of both of the earnings per share goal and the free cash flow goal, resulting in bonus payments to all eligible employees at a level of 162% of their individual target awards. (See the "Bonus" column in the Summary Compensation Table and its footnote 5 related to the deferral of certain officers' bonus compensation in the following section entitled "EXECUTIVE COMPENSATION" for more details.)

LONG-TERM COMPENSATION

The last direct pay element of executive compensation the Committee considers during each year is long-term incentive awards in the form of stock options and restricted stock awards under our Performance Incentive Stock Plan, which previously has been approved by shareholders and is proposed to be materially amended in the separate shareholder proposal number 3 detailed later in this proxy statement. The Committee believes such awards are desirable in encouraging Common Stock ownership by executives, thus linking their interests directly to that of other shareholders. Therefore, in 2003, the Committee decided to grant stock options with an exercise price equal to the Common Stock market price on the date of the grant to the officers, including those shown in the following compensation tables. Options have been granted annually, usually for approximately the same number of shares for each officer absent a significant change in responsibilities. The Committee believes long-term incentive awards should be made annually on a generally consistent basis. In determining awards, the Committee weighed a number of factors including prior awards and corporate performance. The Performance Incentive Stock Plan has no provision for the re-pricing of options, and we are, in the shareholder proposal amending the plan, explicitly prohibiting such a provision. The Committee also awarded restricted stock that will vest at the rate of 25% per year after two years, with 100% vested after five years. It is the Committee's intent to reduce the number of shares granted that are subject to options in future years and to use restricted stock instead as it believes restricted stock awards will be more effective in successful implementation of our back-to-basics, utility-plus strategy.

OTHER EXECUTIVE BENEFITS

Executive perquisites such as long-term disability insurance coverage and financial planning advice are provided to officers. Watson Wyatt Worldwide, LLC has determined that our executive benefits are limited but appropriate in terms of scope and compared to industry practice.

CHIEF EXECUTIVE OFFICER COMPENSATION

Effective with the execution of Mr. Whipple's September 1, 2003 amended and restated employment agreement, he will receive an annual salary of $400,000 in cash and $850,000 in phantom stock units. Mr. Whipple will also be eligible for a targeted $1 million annual bonus paid in phantom stock units, provided we meet the cash flow and earnings targets of the bonus plan discussed above. In addition, Mr. Whipple's amended and restated employment agreement also provided a long-term compensation award of 125,000 restricted phantom stock units in 2003. The Board of Directors may make similar awards in the future at its discretion. No additional stock options, restricted stock or other similar benefits are contemplated in Mr. Whipple's amended and restated employment agreement. Based on a review by the Committee's current compensation consultant, Mr. Whipple is below the median of the peer group market total direct compensation (total direct compensation consists of salary, target annual incentive and long-term incentives adjusted to 2004). The comparison assumes that the stock price of each phantom stock unit grant remains unchanged. Thus, Mr. Whipple's actual compensation could be less or greater than the amounts reflected in the peer group comparison, as well as the Summary Compensation Table that follows this report.

COMPENSATION DEDUCTIBILITY

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to the Corporation's chief executive officer and to the other four highest-paid executive officers unless such compensation qualifies as "performance-based" and is approved by shareholders. Approval of the Performance Incentive Stock Plan and the Executive Incentive Compensation Plan (since renamed the Officer Incentive Compensation Plan) by CMS shareholders in prior years permitted compensation paid under these plans to be deductible by the Corporation. Incentive awards under the terms of the Officer Incentive Compensation Plan and awards of stock options under the Performance Incentive Stock Plan qualify as performance-based compensation. Awards of restricted stock may qualify as performance-based, if the grant includes performance-based vesting criteria. As detailed above, Mr. Whipple's amended and restated employment agreement includes provisions for annual and long-term incentive compensation awards and grants with performance-based criteria and other terms substantially similar to, and specifically in lieu of, awards and grants under the Corporation's incentive compensation plans. Shareholder approval of the performance criteria and other terms of both incentive plans and Mr. Whipple's contractual arrangements is being requested this year in order to maintain the tax deductibility of the performance-based compensation paid under such plans and arrangements.

Generally, the Committee attempts to ensure the deductibility of all compensation paid; however, the Committee may pay nondeductible compensation if necessary or desirable to achieve the goals of our compensation philosophy.

COMPENSATION CONSULTANT

In connection with its ongoing independent review of executive compensation, the Committee has over the past year retained each of Watson Wyatt Worldwide, LLC and Hewitt Associates, both recognized compensation and benefit consultants, to assist the Committee in evaluating the appropriateness and competitiveness of its compensation policies and programs.

Submitted by the Organization and Compensation Committee: John B. Yasinsky (Chair), Earl D. Holton, Joseph F. Paquette, Jr., William U. Parfet, and Kenneth
L. Way.

                             EXECUTIVE COMPENSATION

The following charts and descriptions contain information concerning annual and long-term compensation, including the 2004 confirmation of a bonus relating to the Corporation's 2003 performance under our Officer Incentive Compensation Plan as well as awards of stock options and restricted stock under our Performance Incentive Stock Plan. Also disclosed in the Summary Compensation Table and applicable footnotes, as well as in the following subsection entitled Employment Agreements, are the substantially similar and related contractual arrangements under Mr. Whipple's amended and restated employment agreement. The charts include Mr. Whipple as the Chief Executive Officer and the next three most highly compensated executive officers in 2003 who are dual officers of CMS and Consumers, as well as a fifth most highly compensated executive officer for each of CMS and Consumers and, finally, a former CMS executive officer who retired during 2003.

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term Compensation(1)
                                                                         -------------------------------------
                                                                                  Awards             Payouts
                                                                         ------------------------   ----------
                                              Annual Compensation        Restricted    Securities   Long-Term
                                           -------------------------       Stock       Underlying   Incentive     All Other
Name and Principal Position         Year   Salary(2)        Bonus        Awards(3)      Options     Payouts(4)   Compensation
---------------------------         ----   ---------        -----        ----------    ----------   ----------   ------------
Current Officers
KENNETH WHIPPLE(5)................  2003   $1,156,431(a)  $1,620,000(b)  $1,015,000(c)        0      $     0      $     0
Chairman and CEO, CMS               2002      639,060(d)           0              0           0            0            0
and Consumers                       2001            0              0              0           0            0            0
DAVID W. JOOS.....................  2003      795,000        734,103(6)     635,000(7)  100,000            0            0
President and COO,                  2002      750,000              0        406,000(7)  165,000            0       15,000(8)
CMS and Consumers                   2001      637,500              0              0     100,000       35,907       19,125(8)
S. KINNIE SMITH, JR. .............  2003      630,000        581,742(6)     381,000(7)  100,000            0            0
Vice Chairman of CMS and            2002      300,000              0        263,900(7)   65,000            0        3,000(8)
Consumers; General Counsel of CMS   2001            0              0              0           0            0            0
THOMAS J. WEBB....................  2003      535,000        459,351(6)     381,000(7)  100,000            0            0
Chief Financial Officer, CMS        2002      208,333              0        203,000(7)   50,000            0            0
and Consumers                       2001            0              0              0           0            0            0
DAVID A. MIKELONIS................  2003      365,000        266,085(6)      76,200(7)   59,000            0            0
Senior Vice President and           2002      355,000              0         56,840(7)   28,000            0        7,100(8)
General Counsel, Consumers          2001      355,000              0              0      14,000       17,978       10,650(8)
THOMAS W. ELWARD..................  2003      336,000        266,749(6)     127,000(7)   76,000            0            0
President and COO,                  2002      320,040              0         81,200(7)   36,000            0        6,401(8)
CMS Enterprises                     2001      270,000              0              0      14,000       13,453        8,100(8)
Former Officer
WILLIAM J. HAENER.................  2003      530,000        455,058(6)           0           0            0            0
Executive Vice President            2002      530,000              0        178,640(7)   82,500            0       10,600(8)
and COO -- Natural Gas, CMS         2001      509,167              0              0      40,000       26,930       15,275(8)

(1) Aggregate non-performance-based restricted Common Stock held as of December 31, 2003 by the named officers was: Mr. Whipple, 900 shares, with a year-end market value of $7,668; Mr. Joos, 150,000 shares with a year-end market value of $1,278,000; Mr. Smith, 92,500 shares with a year-end market value of $788,100; Mr. Webb, 85,000 shares with a year-end market value of $724,200; Mr. Elward, 30,000 shares with a year-end market value of $255,600; Mr. Mikelonis, 19,000 shares with a year-end market value of $161,880; and Mr. Haener, 22,318 shares with year-end market value of $190,149. No dividends were paid on such restricted stock during 2003.

(2) A portion of the 2003 salary amounts shown include the 2003 merit increases; the cash for those portions was deferred and will be paid out in cash or Common Stock in the first quarter of 2005 pursuant to the Corporation's Salaried Employees' Merit Plan.

(3) These 2003 restricted Common Stock awards were granted as of August 22, 2003. These shares vest at a rate of 25% per year beginning August 22, 2005. The 2003 dollar values shown above are based on the August 22, 2003 grant date closing price of $6.35 per share.

(4) These amounts reflect the 2001 market value of our Common Stock vesting under the Corporation's Performance Incentive Stock Plan for three-year performance periods then ended. The 2002 and 2003 tranches of similar performance-based Common Stock awards were forfeited at the end of the tranches' subsequent three-year performance periods.

(5) All of Mr. Whipple's compensation is paid pursuant to the terms of his employment agreement, although each of his annual and long-term incentive amounts is administered in conjunction with the applicable provisions of the Corporation's Officer Incentive Compensation Plan and Performance Incentive Compensation Plan, respectively.

    (a) Mr. Whipple's 2003 salary consisted of $134,933 in cash compensation and $1,021,498 in deferred compensation in the form of phantom stock units payable in cash. The payout value of the deferred salary will be based on the future price of our Common Stock.

    (b) Mr. Whipple's bonus consisted of an amount earned with respect to 2003 but for which payment is deferred into future years in the form of phantom stock units payable in cash. The payout value of the deferred bonus will be based on the future price of our Common Stock when 50% of the phantom stock units are cashed out on each of the first and second anniversaries of the bonus award.

    (c) Mr. Whipple's 2003 restricted stock award consisted of 125,000 restricted phantom stock units awarded on October 31, 2003 and payable in cash upon vesting at a rate of 25% per year beginning September 1, 2005. The dollar value of this award upon vesting will be based upon the future price of our Common Stock. The 2003 dollar value shown is based on the grant date closing price of our Common Stock of $8.12 per share. These phantom stock units were awarded pursuant to the terms of Mr. Whipple's employment agreement in lieu of the restricted stock and options awarded to other officers under our Performance Incentive Stock Plan in 2003. At December 31, 2003, these 125,000 phantom stock units had a market value of $1,065,000 at $8.52 per share.

    (d) Mr. Whipple's 2002 salary consisted of $2,125 in cash compensation and $636,935 in deferred compensation in the form of phantom stock units payable in cash. The payout value of the deferred salary will be based on the future price of our Common Stock.

(6) Bonuses for 2003 for Messrs. Joos, Smith, Webb and Elward were deferred and will be paid out in the first quarter of 2005 consistent with the payouts from the Corporation's Salaried Employees' Merit Plan. The 2003 bonuses for Messrs. Mikelonis and Haener were paid out in the first quarter of 2004.

(7) Messrs. Joos, Smith, Webb, Elward, Mikelonis and Haener were awarded 50,000, 32,500, 25,000, 10,000, 7,000 and 22,000 restricted Common Shares, respectively, in 2002 and 100,000, 60,000, 60,000, 20,000, 12,000 and zero restricted Common Shares, respectively in 2003.

(8) The 2001 and 2002 amounts represent employer matching contribution to the Corporation's defined contribution plans. No employer matching contributions were made in 2003.

                            EMPLOYMENT ARRANGEMENTS

Mr. Whipple entered into an employment agreement with CMS promptly following his election as Chairman and Chief Executive Officer at the time of the 2002 annual meeting of shareholders. His compensation under this original contract was predominantly in the form of phantom stock units, as detailed in footnote 5(d) to the Summary Compensation Table above. Effective with the execution of Mr. Whipple's September 1, 2003 amended and restated employment agreement, his annual compensation was adjusted, and annual and long-term incentive compensation contractual arrangements were added, all as detailed in the Organization and Compensation Committee Report and the Summary Compensation Table.

Agreements with the executive officers named above, other than Mr. Whipple, provide for payments equal to three times annual cash compensation if there is a change of control and adverse change of responsibilities, as well as payments equal to two times annual cash compensation if employment is terminated by the company, other than for cause, in the absence of a change of control. CMS and Consumers also provide long-term disability insurance policies for all executive officers which would provide payment of up to 60% of compensation in the event of disability. We do not have a "poison pill" plan and are not considering the adoption of such a plan.

                             OPTION GRANTS IN 2003

                                  Number of Securities    Percentage of Total    Exercise                   Grant Date
                                       Underlying         Options Granted to     Price Per    Expiration     Present
Name                                Options Granted        Employees in 2003       Share         Date        Value(1)
----                              --------------------    -------------------    ---------    ----------    ----------
Kenneth Whipple...............                0                     0              $   0                     $      0
David W. Joos.................          100,000                   6.3               6.35       9-21-13        296,000
S. Kinnie Smith, Jr. .........          100,000                   6.3               6.35       9-21-13        296,000
Thomas J. Webb................          100,000                   6.3               6.35       9-21-13        296,000
Thomas W. Elward..............           76,000                   4.8               6.35       9-21-13        224,960
David A. Mikelonis............           59,000                   3.7               6.35       9-21-13        174,640
William J. Haener.............                0                     0                  0             0              0

(1) The present value is based on the Black-Scholes Model, a mathematical formula used to value options traded on securities exchanges. The model utilizes a number of assumptions, including the exercise price, the underlying Common Stock's volatility using weekly closing prices for a four and one half year period prior to grant date, the dividend rate, the term of the option, and the level of interest rates equivalent to the yield of four-year Treasury Notes. However, the Model does not take into account a significant feature of options granted to employees under our Performance Incentive Stock Plan, the non-transferability of options awarded. For all the options listed above, which were granted on August 22, 2003, the volatility was 55.46%, the dividend rate was $0.00 per quarter, and the interest rate at the time was 3.02%.

        AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTIONS VALUES

                                                                     Number of Securities     Value of Unexercised
                                     Shares Acquired     Value      Underlying Unexercised    In-the-Money Options
Name                                   On Exercise      Realized     Options at Year End       at Year End(1)(2)
----                                 ---------------    --------    ----------------------    --------------------
Kenneth Whipple..................           0              $0                    0                  $      0
David W. Joos....................           0               0              473,000                   257,000
S. Kinnie Smith, Jr. ............           0               0              165,000                   243,000
Thomas J. Webb...................           0               0              150,000                   237,000
Thomas W. Elward.................           0               0              146,000                   172,920
David A. Mikelonis...............           0               0              137,000                   133,630
William J. Haener................           0               0              224,500                    17,000

(1) All options listed in this table are exercisable. The named officers have no unexercisable options.

(2) Based on the December 31, 2003 closing price of our Common Stock as shown in the report of the New York Stock Exchange Composite Transactions ($8.52).

                               PENSION PLAN TABLE

The following table shows the aggregate annual pension benefits at normal retirement date presented on a straight life annuity basis under our qualified Pension Plan and non-qualified Supplemental Executive Retirement Plan (offset by a portion of Social Security benefits).

                                   Years of Service
               --------------------------------------------------------
Remuneration      15         20         25          30           35
------------      --         --         --          --           --
5$00,000....   $157,500   $210,000   $247,500   $  285,000   $  322,500
800,000....     252,000    336,000    396,000      456,000      516,000
1,100,000..     346,500    462,000    544,500      627,000      709,500
1,400,000..     441,000    588,000    693,000      798,000      903,000
1,700,000..     535,500    714,000    891,500      969,000    1,096,500
2,000,000..     630,000    840,000    990,000    1,140,000    1,290,000

"Remuneration" in this table is the average of Salary plus Bonus, as shown in the Summary Compensation Table, for the five years of highest earnings. The estimated years of service for each named executive is: Mr. Whipple, 3.56 years; Mr. Joos, 32.33 years; Mr. Smith, 20.82 years; Mr. Webb, 2.99 years; Mr. Elward
35.00 years; Mr. Mikelonis, 35.00 years; and Mr. Haener, 20.00 years. Under the Supplemental Executive Retirement Plan, an officer's years of service for purposes of calculating benefits thereunder are earned at double the period of actual service during the first ten years of service.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

                                                                          Number of Securities
                                                                         Remaining Available for
                        Number of Securities                              Future Issuance Under
                            to be Issued          Weighted-Average         Equity Compensation
                          upon Exercise of       Exercise Price of          Plans (Excluding
                        Outstanding Options,    Outstanding Options,      Securities Reflected
    Plan Category       Warrants and Rights     Warrants and Rights          in Column (a))
    -------------       --------------------    --------------------     -----------------------
                                (a)                     (b)                        (c)
                                ---                     ---                        ---
Equity compensation
  plans approved by
  security holders....       5,785,576                 $21.30                   2,256,247
Equity compensation
  plans not approved
  by security
  holders.............               0                      0                           0
                             ---------                 ------                   ---------
  Total...............       5,785,576                 $21.30                   2,256,247
                             =========                 ======                   =========

The Performance Incentive Stock Plan, prior to the amendment proposed for shareholder approval as described later in this proxy statement, reserves for award not more than five percent of Common Stock outstanding on January 1 of each year, less the number of shares of (i) restricted Common Stock awarded and
(ii) Common Stock subject to options granted under the plan during the immediately preceding four calendar years. The number of shares of restricted Common Stock awarded under this plan cannot exceed twenty percent of the aggregate number of shares reserved for award. Any forfeitures of shares previously awarded will increase the number of shares available to be awarded under the plan. At March 24, 2004, awards of up to 2,256,247 shares of our Common Stock may be issued.

                             AUDIT COMMITTEE REPORT

CMS' and Consumers' audit activities are directed by our Audit Committees, which are composed entirely of independent directors. The Audit Committees are responsible for overseeing the preparation of external financial reports, the adequacy of internal audit controls, the internal and external audit process, the independence and performance of the independent auditors, and compliance with applicable legal and regulatory requirements.

We have reviewed and discussed with management CMS' and Consumers' audited financial statements as of and for the year ended December 31, 2003.

We have discussed with the independent auditors of the 2003 financial statements, Ernst and Young, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Ernst and Young, LLP the auditors' independence.

We have considered the provision of all of Ernst and Young, LLP's services to CMS and Consumers in 2003 and the fees paid for all such services, and have concluded that all current arrangements are compatible with maintaining the independence of Ernst and Young, LLP.

Based on the reviews and discussions referred to above, we recommended to the Boards of Directors that the financial statements referred to above be included in CMS and Consumers Annual Reports on Form 10-K for the year ended December 31, 2003.

Submitted as of April 2, 2004 by the Audit Committees: William U. Parfet (Chair), Michael T. Monahan, Joseph F. Paquette, Jr., Kenneth L. Way, and John
B. Yasinsky.

                              INDEPENDENT AUDITOR

Prior to 2002, Arthur Andersen, LLP had served as the independent auditor for CMS and Consumers for many years. In early 2002, however, the Audit Committees concluded that the ability of Arthur Andersen to continue as the Company's independent auditor had been adversely affected by well-publicized developments involving Arthur Andersen and recommended to the Boards of Directors the replacement of Arthur Andersen as CMS' and Consumers' independent auditor. On the recommendation of the Audit Committees, and after a thorough search, the Board of Directors on May 24, 2002 appointed Ernst and Young, LLP to replace Arthur Andersen as the independent auditor for CMS and Consumers for 2002. There were no disagreements between Arthur Andersen and CMS or Consumers related to accounting principles or practices, financial statement disclosures, or auditing scope or procedure, and Arthur Andersen's reports on the financial statements of CMS and Consumers had contained no adverse opinions, disclaimers of opinion, modifications, or qualifications. The decision to replace Arthur Andersen was made strictly as a result of the significant difficulties that Arthur Andersen was encountering in matters totally unrelated to CMS or Consumers.

                        INDEPENDENT AUDITOR COMPENSATION

                                   Audit Fees

Fees, including expenses, for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are:

                                                         Ernst & Young          Arthur Andersen
                                                   -------------------------    ---------------
                                                      2003          2002             2002
                                                      ----          ----             ----
Audit Fees.....................................    $7,052,000    $13,689,000      $  394,000
Audit-Related Fees.............................     1,430,000        130,000       1,727,000
Tax Fees.......................................       216,000             --              --
All Other Fees.................................            --             --              --

Amounts reported above include fees paid by Consumers.

Fees for audit services include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, and fees related to the restatement of our consolidated financial statements related to prior years.

Audit-related fees include fees associated with the work responsive to the implementation of the Sarbanes-Oxley Act of 2002 and the various rules and pronouncements flowing from that Act, as well as audits of employee benefit plans. Tax fees include fees for tax compliance, tax advice, and tax planning.

The Audit Committees have adopted a policy that requires advance approval for all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committees of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committees must approve the permitted service before the independent auditor is engaged to perform. The Audit Committees have delegated to the Chair of the Audit Committees authority to approve permitted services, provided that the Chair reports any decisions to the Committees at their next scheduled meeting.

              DESCRIPTION OF PROPOSALS SUBJECT TO SHAREHOLDER VOTE

PROPOSAL 1: ELECT ELEVEN MEMBERS TO THE CORPORATION'S BOARD OF DIRECTORS

As previously detailed, the nominees for directors are proposed to serve on the parallel Boards of Directors of each of CMS and Consumers, to hold office until the next annual meeting or until their successors are elected and qualified. Unless a shareholder votes to "withhold authority" for the election of directors as provided in the enclosed proxy card, the returned proxy will be voted for the listed nominees. The Boards believe that the nominees will be available to serve, but in the event any nominee is unable to do so, the CMS proxy will be voted for a substitute nominee designated by the Board, or the number of directors constituting the full Board will be reduced accordingly.

All of the nominees are presently serving as directors and were previously elected by shareholders, except for Merribel S. Ayres who is proposed to be newly elected to the Boards at the annual meeting of shareholders. Two current members of the Boards, James J. Duderstadt and Kathleen R. Flaherty, previously had decided not to seek re-election as directors. Thus, effective with the annual meeting of shareholders on May 28, 2004, the size of the Boards will be reduced by one to eleven members, absent the unlikely circumstances described at the end of the preceding paragraph.

MERRIBEL S. AYRES, 52, has served since 1996 as President of Lighthouse Energy Group, LLC, a firm she founded. Lighthouse provides governmental affairs and communications expertise, as well as management consulting and business development services, to a broad spectrum of international clients focused on energy and environmental matters. Ms. Ayres served from 1988 to 1996 as Chief Executive Officer of the National Independent Energy Producers, a Washington, D.C., trade association representing the independent power supply industry. She is a member of the Aspen Institute Energy Policy Forum, the National Advisory Council of the National Renewable Energy Laboratory, and the Dean's Alumni Leadership Council of Harvard University's Kennedy School of Government. She is proposed to be newly elected as a director of CMS and Consumers at the annual meeting of shareholders.

EARL D. HOLTON, 70, has served since 1999 as Vice Chairman of Meijer, Inc., a Grand Rapids, Michigan based operator of food and general merchandise centers. He served from 1980 to 1999 as President of Meijer, Inc. He is a director of Meijer, Inc. and Steelcase, Inc. He has been a director of CMS and of Consumers since 1989 and has served as the presiding director at the executive sessions of the Boards since his appointment to that position in 2002.

DAVID W. JOOS, 51, has served since 2001 as President and Chief Operating Officer of CMS and Consumers. He served from 2000 to 2001 as Executive Vice President and Chief Operating Officer -- Electric of CMS and from 1997 to 2000 as President and Chief Executive Officer -- Electric of Consumers. He is a director of Steelcase, Inc., the Michigan Colleges Foundation, Michigan Economic Development Corporation, is a director and Chairman of Nuclear Management Co. and of the Michigan Manufacturers Association. He has been a director of CMS and of Consumers since 2001.

MICHAEL T. MONAHAN, 65, has served since 1999 as President of Monahan Enterprises, LLC, a Bloomfield Hills, Michigan based consulting firm. He was Chairman of Munder Capital Management, an investment management company, from October 1999 to December 2000 and Chairman and Chief Executive Officer of Munder from October 1999 until January 2000. Prior to that, he was President and a director of Comerica Bank from 1992 to 1999 and President and a director of Comerica Inc. from 1993 to 1999. He is a director of The Munder Funds, Inc., Chairman of the Board of Guilford Mills, Inc., a member of the Boards of Trustees of Henry Ford Health Systems, Inc., and of the Community Foundation for Southeastern Michigan. He has been a director of CMS and of Consumers since December 2002.

JOSEPH F. PAQUETTE, JR., 69, served from 1988 to 1995 as Chairman and Chief Executive Officer and from 1995 until his retirement in 1997 as Chairman of PECO Energy, formerly the Philadelphia Electric Company, a major supplier of electric and gas energy. He is a director of USEC, Inc. and Mercy Health Systems. He has been a director of CMS and of Consumers since December 2002. He had previously served as a director of CMS and Consumers and as President of CMS from 1987 to 1988.

WILLIAM U. PARFET, 57, has served since 1999 as Chairman and Chief Executive Officer of MPI Research, Inc., Mattawan, Michigan, a contract research laboratory conducting risk assessment toxicology studies. He served from 1995 to 1999 as Co-Chairman of MPI Research. He is a director of Stryker Corporation, PAREXEL International Corporation, and Monsanto Company. He is also a commissioner of the Michigan Department of Natural Resources. He has been a director of CMS and of Consumers since 1991.

PERCY A. PIERRE, 65, has served since 1990 as Professor of Electrical Engineering at Michigan State University, East Lansing, Michigan. He also served as Vice President for Research and Graduate Studies at Michigan State University from 1990 to 1995. Dr. Pierre is a former Assistant Secretary of the Army for Research, Development and Acquisition. He is also a former President of Prairie View A&M University. He is a director of Fifth Third Bank (Western Michigan). He also serves as a member of the Boards of Trustees for the University of Notre Dame and Hampshire College. He has been a director of CMS and of Consumers since 1990.

S. KINNIE SMITH, JR., 73, has served as Vice Chairman and General Counsel of CMS and Vice Chairman of Consumers since June 2002. He served as Senior Counsel for the law firm Skadden, Arps, Slate, Meagher & Flom from 1996 to 2002. He has been a director of CMS and of Consumers since August 2002. He had held the positions of Vice Chairman and President of CMS and Vice Chairman of Consumers and served as a director of CMS and of Consumers from 1987 to 1996. In May and June of 2002, he served as Vice Chairman and as a director of Trans-Elect, Inc., an owner and operator of interstate electric transmission systems.

KENNETH L. WAY, 64, served from 1988 through 2002 as Chairman of Lear Corporation, a Southfield, Michigan based supplier of automotive interior systems to the automotive industry. He remains a director of Lear Corporation. In addition, he served from 1988 to 2000 as Chief Executive Officer of Lear Corporation. He is a director of Comerica Inc. and WESCO International, Inc. He also serves as a member of the Boards of Trustees for Kettering University and the Henry Ford Health System, Inc. He has been a director of CMS and of Consumers since 1998.

KENNETH WHIPPLE, 69, has served since May of 2002 as Chairman and Chief Executive Officer of CMS and Consumers. He served from 1988 until his retirement in 1999 as Executive Vice President of Ford Motor Company, Dearborn, Michigan, a world-wide automotive manufacturer, and President of the Ford Financial Services Group. In addition, he served from 1997 to 1999 as Chairman and Chief Executive Officer of Ford Motor Credit Company. He had previously served as Chairman and Chief Executive Officer of Ford of Europe, Inc. from 1986 to 1988. He is a director of AB Volvo and Korn/Ferry International, as well as a trustee of certain mutual funds in the JP Morgan family of mutual funds. He has been a director of CMS and of Consumers since 1993.

JOHN B. YASINSKY, 64, served from 1999 until his retirement in 2000 as Chairman and Chief Executive Officer and continued as Chairman until February 2001 of OMNOVA Solutions Inc., a Fairlawn, Ohio based developer, manufacturer, and marketer of emulsion polymers, specialty chemicals, and building products. He served from 1995 to 1999 as Chairman, Chief Executive Officer and President of GenCorp. He is a director of A. Schulman, Inc. He has been a director of CMS and of Consumers since 1994.

         YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committees of the Corporation's and Consumers' Boards of Directors have adopted the following policy:

    The Audit Committee's selection of the Corporation's independent auditor shall be submitted to the Corporation's shareholders for their ratification at the Corporation's Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committee's selection, the Audit Committee will consider the shareholder views when considering its selection of a different independent auditor for the Corporation or its continued retention of its existing auditor for that year. This policy will be in effect commencing with the Corporation's 2004 Annual Meeting of Shareholders.

The Audit Committees have selected Ernst and Young, LLP, independent auditors, to audit our financial statements for the year 2004. Ernst and Young, LLP also served as our auditors for the year 2003. A representative of Ernst and Young, LLP will be present at the annual meeting of shareholders and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee believes it is very important to the Corporation, Consumers and our shareholders to retain Ernst and Young, LLP as independent auditor for the balance of the 2004 audit cycle. Continued retention will allow us and Ernst and Young, LLP to complete the substantial investment of time and money in the audit process generally, and the Sarbanes-Oxley Act Section 404 internal controls certification specifically.

Approval of this proposal requires the affirmative vote of the holders of a majority of shares of Common Stock voting on the proposal.

       YOUR BOARD RECOMMENDS RATIFICATION OF THE APPOINTMENT OF AUDITORS

PROPOSAL 3: PROPOSAL FOR APPROVAL OF AMENDMENT TO THE CORPORATION'S PERFORMANCE INCENTIVE STOCK PLAN

The Board of Directors of the Corporation, upon recommendation of its Organization and Compensation Committee (the "Committee") and conditioned upon shareholder approval, has approved an amendment to the Corporation's Performance Incentive Stock Plan (the "Plan") that would:

- establish a 5 year term for the Plan (in lieu of the "evergreen" nature of the Plan prior to amendment);

- reduce the maximum total shares awarded or subject to options

  - from not more than 5% of the outstanding shares of each class of Common Stock of the Corporation on January 1 of any year less the number of shares awarded or subject to options granted under the Plan during the previous four years (which was the Plan's share limit prior to amendment)

  - to 6,000,000 shares of the outstanding shares of the Common Stock of the Corporation during the term of the amended Plan;

- explicitly prohibit re-pricing of any options granted under the Plan;

- provide for grants or awards to non-employee Directors and consultants;

- include phantom shares and performance units within the Plan;

- eliminate the limitation on the number of restricted shares that could be granted under the Plan;

- allow for restoration of options when shares are used to pay the purchase price;

- create flexibility for grants or awards to employees outside the United States to comply with applicable laws; and

- increase the number of shares that can be granted to any individual in any one year from 100,000 to 250,000.

The Board proposes the approval of the terms of the Plan including the above-described amendments. A copy of the Plan, including the proposed amendments, is included as Appendix A to this proxy statement. The Board believes that the proposed changes to the Plan give the Committee the opportunity to encourage Common Stock ownership by executives to link their financial interests with other shareholders. Based upon data provided by the Committee's independent compensation consultant, we believe this proposal enables us to remain competitive in our ability to attract executive talent by increasing the number of restricted shares available for award. At the same time, we will reduce the total number of shares or options available for award to a level commensurate with the numbers available under long term incentive benefit plans of comparable energy companies.

                              DESCRIPTION OF PLAN

The Plan is administered by the Committee, which is entirely composed of independent members of the Board. Each officer or other key employee of the Corporation or its subsidiaries, non-employee Director or consultant is eligible to participate. As of December 31, 2003 approximately 60 people were participating in the Plan. The Committee selects the participants, determines the amount of grants and prescribes the other terms and conditions of each award.

The Board of Directors may amend, suspend or terminate the Plan, but no amendment to the Plan that increases the total number of shares available under the Plan, changes the Plan's eligibility requirements or materially increases benefits to eligible employees and directors under the Plan may be made without shareholder approval.

Under the Plan, the Committee may grant share awards representing a contingent right to receive shares of our Common Stock ("Restricted Stock"), as well as incentive stock options ("ISOs") intended to qualify as such under federal tax law and/or nonqualified stock options ("NQOs"). (ISO's and NQO's are collectively referred to herein as "Options"). Stock appreciation rights ("SARs") may also be granted in conjunction with ISOs or NQOs. The Committee also may grant phantom shares that provide a participant with a right to receive a payment based upon the increase in value of the Common Stock of the Corporation, or performance units which provide a participant with a right to a payment based upon the attainment of various goals which are established at the time of grant. A select group of officers of the Corporation or a subsidiary in the future may be given the opportunity to receive a portion of any incentive payment under the Officer's Incentive Compensation Plan in Common Stock or Restricted Stock under the terms of the Management Stock Purchase Plan provisions of the Plan. The Committee in the future may also award additional shares of Common Stock or Restricted Stock to participants who elect to receive their incentive payment in Common Stock or Restricted Stock.

Under the current Plan, shares awarded or subject to Options may not be more than 5% of the outstanding shares of each class of our Common Stock on January 1 of any year less the number of shares awarded or subject to Options granted under the Plan during the previous four years. Restricted Stock grants are limited to 20% of all awards. Any shares or Options that are forfeited become available to be granted under the Plan. In effect, the current Plan allows the granting each year, on average, of 1% of the total outstanding shares. Under the revised Plan, shares awarded or subject to Options, phantom stock and performance units may not exceed 6 million shares from June 2004 through May 2009 nor may such grants or awards to any participant exceed 250,000 shares in any fiscal year.

Under the Plan, the exercise price for all Options and SARs is at least 100% of the fair market value of the related shares on the date of the grant. Options and SARs terminate as specified in the award, but no later than 10 years and one month after the date of grant. Transfers of Options and SARs are limited and generally end upon termination of employment or service other than by death, but the Committee may agree to extend the Option or SAR. In the event of death, the Option and SAR may be exercised for up to one year. Under no event may an Option or SAR be exercised subsequent to its expiration date.

Upon the exercise of an Option, a participant may purchase all or a portion of the optioned shares by paying cash or surrendering Common Stock already owned by the participant. The Committee may in the award provide that a participant using shares to pay the exercise price may receive a restoration grant at the then fair market value and only for the remaining term of the initial grant equal to the number of shares used for the purchase. Upon the exercise of a SAR, the participant will receive an amount equal to the difference between the exercise price and the fair market value on the exercise date. Such amount may be paid in cash, Common Stock or partly in each. If a SAR is granted in conjunction with an Option, exercise of the Option reduces the number of shares as to which the SAR may be exercised and exercise of the SAR cancels the Option as to such number of shares.

During the period of restriction relating to a grant of Restricted Stock, the participant has the right to vote the shares, to receive dividends, when declared for all shareholders, and to exercise other shareholder rights with respect to the Restricted Stock, except that the participant may not transfer the shares. If a participant's employment is terminated during the restriction period other than by death, all rights to any shares of Restricted Stock will be forfeited to the Corporation. However, the Committee may, if circumstances warrant, approve the distribution of such otherwise forfeitable shares.

Phantom shares and performance units are generally governed by the terms of the grant and may be paid at the Committee's discretion in Common Stock or cash. Payment upon termination is dependent upon the terms of the grant, the nature of the termination and will generally be a prorated payment except as the Committee may otherwise determine.

We believe that under present federal tax laws the grant of Options or SARs will create no tax consequences for a participant or the Corporation. An optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and we will receive no deduction when an ISO is exercised. After exercise of a NQO or SAR, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and we will be entitled to a deduction of the same amount. If the participant does not dispose of shares acquired pursuant to an ISO within two years from the date of grant or within one year of the transfer of the shares to such participant, any gain or loss realized on their subsequent disposition will be a capital gain or loss. If these holding period requirements are not satisfied, the participant will generally realize ordinary income at the time of disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition, if any, over the option price and we will be entitled to a corresponding deduction. Generally, there will be no tax consequence to the Corporation from dispositions of shares acquired pursuant to NQOs or SARs.

The grant of awards under the Plan is in the Committee's discretion and, accordingly, it is not possible to determine amounts that will be received thereunder in the future. The Committee may award Restricted Stock, phantom shares and performance units conditioned on the attainment of performance goals that relate to shareholder return, measured by factors determined by the Committee as set forth in the award. For example, the performance goals may track business measures for CMS Energy, its subsidiaries or business units such as earnings per share, stock price, total shareholder return, cash flow, return on equity, return on capital, sales or costs.

Awards under the Plan during 2003 for Messrs. Joos, Smith, Webb, Elward and Mikelonis are shown in the tables presented earlier in this proxy statement under the heading "EXECUTIVE COMPENSATION". (As detailed in that same section, Mr. Whipple has not received any awards under the Plan, but in lieu thereof did receive a restricted phantom stock unit award pursuant to substantially similar provisions of his amended and restated employment agreement.) The Restricted Stock shown had a market value at December 31, 2003 of $852,000; $511,200; $511,200; $170,400 and $102,240; respectively. The executive officers as a group and the non-executive officer group of CMS and Consumers were awarded stock options for 1,004,000 and 589,000 shares, respectively, and Restricted Stock of 384,000 shares with a market value at December 31, 2003 of $3,271,680 and 216,000 shares with a market value of $1,840,320, respectively.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal. If the proposal is not approved by the shareholders, the Plan will remain in effect in its current form without the proposed amendments.

         YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL

PROPOSAL 4: PROPOSAL TO PERMIT AWARDS UNDER THE CORPORATION'S INCENTIVE COMPENSATION PLANS AND RELATED CONTRACTUAL ARRANGEMENTS TO BE INCOME TAX DEDUCTIBLE BY THE CORPORATION

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million paid to the Corporation's chief executive officer and to the other four highest-paid executive officers unless such compensation qualifies as "performance-based" and is approved by shareholders. Approval of the performance criteria related to awards under the Corporation's Performance Incentive Stock Plan and its Executive Incentive Compensation Plan (since renamed the Officer's Incentive Compensation Plan) by CMS shareholders in prior years permitted compensation paid under these plans to be deductible by the Corporation. Under the tax regulations, the material terms of the performance goals must be re-approved by shareholders every five years in order to permit the Corporation to continue to deduct the compensation.

The Organization and Compensation Committee of the Board of Directors (the "Committee"), which is entirely composed of independent members of the Board of Directors, administers the Corporation's incentive compensation plans and related contractual arrangements; specifically, the Officer's Incentive Compensation Plan ("OICP"), the Performance Incentive Stock Plan ("PISP") and the Chief Executive Officer's amended and restated employment agreement (which contains provisions and terms substantially similar to, and in lieu of, awards and grants under those plans.

As of January 1, 2003, the Corporation's officers, approximately 30 people, were eligible to receive incentive compensation based on the performance goals of the OICP. Payments under the OICP and the incentive plan's performance-based criteria are described under the "Annual Compensation" section of the Committee's report above. Payments are based on the attainment of performance goals related to the Corporation's ongoing earnings per share and free cash flow. If the performance goals are met, the award for officers is based on a percentage of salary depending on salary grade. The maximum amount of an award for any employee covered by Section 162(m) cannot exceed $2.5 million in any one year.

The PISP is described in Proposal 3. Each officer or other key employee of the Corporation or its subsidiaries is eligible to participate. As of December 31, 2003, approximately 60 people were participating in the Plan. The Committee selects the participants, determines the amount of grants and prescribes the other terms and conditions of each award. Awards of stock options qualify as performance-based compensation. Awards of restricted stock may qualify as performance-based, when the grant includes performance-based vesting criteria. The Committee may award Restricted Stock conditioned on the attainment of a performance goal that relates to shareholder return, measured by factors determined by the Committee as set forth in the award. For example, the performance goals may track business measures for CMS Energy, its subsidiaries or business units such as earnings per share, stock price, total shareholder return, cash flow, return on equity, return on capital, sales or costs. The maximum total number of shares that can be granted to any individual through Restricted Stock, Stock Options and Phantom Shares in any one-year is 250,000. The maximum amount that any individual may receive in Performance Units in any one year is $2.5 million. The maximum additional award that any one individual may receive through the Management Stock Purchase Plan provisions of the Plan, if the Committee in the future determines to utilize those provisions, in any one year is $2.5 million.

The Board of Directors may amend, suspend or terminate the incentive plans, subject to any requirement of shareholder approval required by applicable law or regulation.

The Board of Directors recommends that the material terms of the performance goals of the incentive plans be approved so that bonuses paid under the OICP and appropriate types of awards under the PISP will be qualified performance-based compensation under Section 162(m) and income tax deductible by the Corporation.

Approval of this proposal requires the affirmative vote of the holders of a majority of shares of Common Stock voting on the proposal.

         YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL

PROPOSAL 5: PROPOSAL TO ADOPT AN AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 250 MILLION SHARES TO 290 MILLION SHARES AND TO RE-DESIGNATE 60 MILLION SHARES OF OUR AUTHORIZED BUT UNISSUED CLASS G COMMON STOCK INTO 60 MILLION SHARES OF OUR COMMON STOCK, RESULTING IN A TOTAL OF 350 MILLION AUTHORIZED SHARES OF OUR COMMON STOCK

The Board of Directors recommends an amendment to our Restated Articles of Incorporation to increase the number of authorized shares of our Common Stock, par value $.01 per share ("Common Stock"), from 250 million shares to 290 million shares and to re-designate 60 million shares of our authorized but unissued Class G Common Stock, no par value ("Class G Common Stock"), into 60 million shares of our Common Stock.

These two changes would result in a total of 350 million authorized shares of Common Stock. The authorized number of shares of our preferred stock, par value $.01 per share, will remain at 10 million. Therefore, as a result of the proposed amendment, our total authorized capital stock will increase from 320 million shares to 360 million shares. Specifically, the Board of Directors recommends that the first paragraph of Article III of our Restated Articles of Incorporation should be amended to read as follows:

    The total number of shares of all classes of stock which the Corporation shall have authority to issue is 360,000,000, of which 10,000,000 shares, par value $.01 per share, are of a class designated Preferred Stock

    ("Preferred Stock"), and 350,000,000 shares, par value $.01 per share, are of a class designated Common Stock ("Common Stock").

As of April 1, 2004, of the 250 million shares of our Common Stock authorized for issuance:

- approximately 161 million shares were outstanding;

- approximately 58 million shares were reserved for issuance upon conversion of our outstanding convertible securities; and

- approximately [8] million shares were reserved for issuance under our employee benefit and shareholder stock purchase plans.

That leaves approximately [23] million authorized shares of our Common Stock available for future issuances of any type. The Board of Directors believes that it is prudent to approve the proposed increase in authorized Common Stock and re-designation of our Class G Common Stock in order to give us the flexibility necessary to issue additional shares of our Common Stock as needed for general corporate purposes. In particular, the proposed increase and re-designation are desirable to make available sufficient shares for possible future stock splits, stock dividends, employee benefit and shareholder stock purchase plans issuances, equity financings, acquisitions and other general corporate purposes.

We do not currently have any specific transaction or plan that requires an increase in the number of authorized shares of our Common Stock. Authorized but unissued shares of our Common Stock may be issued at such time, for such purposes, and for such consideration as the Board of Directors may determine without the requirement of further action by shareholders, except as required by applicable corporate law, stock exchange policies or our Restated Articles of Incorporation.

The adoption of the proposed amendment to our Restated Articles of Incorporation to increase the number of authorized shares of our Common Stock from 250 million shares to 290 million shares and to re-designate the 60 million shares of currently authorized but unissued shares of our Class G Common Stock into 60 million shares of our Common Stock, resulting in a total of 350 million authorized shares of our Common Stock, requires a majority vote of the outstanding shares of our Common Stock.

Our Restated Articles of Incorporation previously provided for a Series of Preferred Stock designated as the "Series A Mandatorily Convertible Preferred Stock." This series of Preferred Stock was redeemed in January 2002, and we will eliminate the designation of this series of Preferred Stock from our Restated Articles of Incorporation in accordance with state law at the time of our amendment if this proposal is approved. There are at present no shares of any series of our Preferred Stock issued and outstanding.

              YOUR BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED AMENDMENT TO OUR RESTATED ARTICLES OF INCORPORATION.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG CMS, S&P 500 INDEX & DOW JONES UTILITY INDEX

                              [PERFORMANCE GRAPH]

                               INDEXED RETURN
                   ---------------------------------------
COMPANY/INDEX      1998   1999   2000   2001   2002   2003
-------------      ----   ----   ----   ----   ----   ----
CMS                100     67     73     58     25     22
S & P 500          100    121    110     97     76     97
DOW JONES UTILITY  100     94    142    106     81    105

These cumulative total returns assume reinvestment of dividends (except for CMS in the 12-month period through December 31, 2003 when we have not paid a dividend on our Common Stock. The calculations also assume the value of the investment in our Common Stock and each index was $100 on December 31, 1998.

                        2005 PROXY STATEMENT INFORMATION

A shareholder who wishes to submit a proposal for consideration at the 2005 annual meeting pursuant to the applicable rules of the SEC must send the proposal to reach our Corporate Secretary on or before [December 24, 2004]. In any event, if we have not received written notice of any matter to be proposed at that meeting by [March 9, 2005], the holders of the proxies may use their discretionary voting authority on any such matter. The proposals should be addressed to: Corporate Secretary, CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201.

                                 OTHER MATTERS

The Board of Directors knows of no other matters that might be presented to the meeting except matters incident to the conduct of the meeting. However, if any other matters (including matters incident to the conduct of the meeting) do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

The cost of solicitation of proxies will be borne by CMS. Proxies may be solicited by officers and other employees of CMS or its subsidiaries or affiliates, personally or by telephone, facsimile, Internet, or mail. We have arranged for Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to solicit proxies in such manner, and it is anticipated that the cost of such solicitations will not exceed $20,000, plus incidental expenses. We may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding the proxy material to the beneficial owners of our Common Stock held of record by such brokers, dealers, banks, voting trustees or other record holders.

In some instances, only one annual report or proxy statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the shareholders. A shareholder wishing to receive a separate annual report or proxy statement can so notify CMS at the address or telephone number below. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting our Investor Services Department, One Energy Plaza, Jackson, Michigan 49201, telephone 517-788-1868.

                                   APPENDIX A

                        PERFORMANCE INCENTIVE STOCK PLAN

The CMS Energy Performance Incentive Stock Plan, first effective February 3, 1988, is hereby set forth as amended and restated effective June 1, 2004.

                               Article I. Purpose

The CMS Energy Corporation Performance Incentive Stock Plan (hereinafter called the "Plan") is a Plan to provide incentive compensation to Eligible Persons, based upon such Eligible Persons' individual contributions to the long-term growth and profitability of the Corporation, and in order to encourage such Eligible Persons to identify with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the key employees selected for participation in the Plan will have a significant impact on the results of the Corporation's operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as key employees individuals of superior ability and in motivating their activities on behalf of the Corporation.

                            Article II. Definitions

 2.1 Definitions: When used in the Plan, the following words and phrases shall have the following meanings:

     a. "Beneficiary" means the beneficiary or beneficiaries designated to receive the amount, if any, payable under the Plan upon the death of a Participant.

     b.  "Board" means the Board of Directors of the Corporation.

     c. "Committee" means the Organization and Compensation Committee of the Board which shall be comprised in such a manner to comply with the requirements, if any, of the New York Stock Exchange or other applicable stock markets, Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Internal Revenue Code of 1986, as amended.

     d. "Common Stock" means the Common Stock of the Corporation as authorized for issuance in its Articles of Incorporation at the time of an award or grant under this Plan.

     e. "Corporation" means CMS Energy Corporation, its successors and assigns, and each of its Subsidiaries, or any of them individually.

     f. "Director" means any person who is a member of the Board of Directors of the Corporation or a Subsidiary.

     g. "Eligible Person" means a key employee, non-employee Director or advisor. A key employee must at the end of the fiscal year be a regular full-time salaried employee of the Corporation or a Subsidiary, or, to the extent the Committee may determine, a person whose services to the Corporation terminated before the end of the fiscal year, who, in the opinion of the Committee, made a significant contribution to the Corporation or a Subsidiary.

     h. "Incentive Option" means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an Incentive Stock Option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     i. "Non-Employee Director" means a member of the Board of Directors of the Corporation or a Subsidiary who is not currently an employee of the Corporation or a Subsidiary and has not been an employee of the Corporation or a Subsidiary within the preceding 3 years.

     j. "Nonqualified Option" means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an Incentive Stock Option set forth in
          Section 422 of the Code.

     k. "Officers Incentive Compensation Plan" means the incentive compensation plan, including any amendments thereto, authorized and approved by the Board to provide incentive compensation to the Officers of the Corporation or a Subsidiary.

     l. "Optionee" means any person to whom an option or right has been granted or who becomes a holder of an option or right under Article VI of the Plan.

     m. "Participant" means a person to whom a grant or award has been made which has not been paid, forfeited, or otherwise terminated or satisfied under the Plan, or a person included under the Management Stock Purchase Plan.

     n. "Performance Criteria" are the factors used by the Committee to establish goals to track business measures such as net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; stock price (absolute or peer-group comparative); total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity (absolute or peer-group comparative); absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; sales; or ratio of operating expenses to operating revenues.

     o. "Performance Unit" means a contractual right granted to a Participant pursuant to Article VIII to receive a designated dollar value equal to the value established by the Committee and subject to such terms and conditions as are set forth in this Plan and the applicable grant.

     p. "Phantom Share" means a contractual right granted to a Participant pursuant to Article VIII to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions as are set forth in this Plan and the applicable grant.

     q. "Restricted Common Stock" means Common Stock delivered subject to the restrictions described in Article VII.

     r. "Restricted Stock Unit" means a notional account established pursuant to a matching grant to a Participant, as described in Article VIII, that is (a) credited with amounts equal to Shares or some other unit of measurement specified in the award, (b) subject to restrictions and
          (c) payable in cash or shares.

     s.  "Shareholders" means the shareholders of the Corporation.

     t. "Stock Appreciation Right" shall mean a right, granted in conjunction with a Stock Option, to surrender the Stock Option and receive the appreciation in value of the optioned shares over the option price.

     u. "Stock Option" means an option to purchase shares of Common Stock, granted pursuant to this Plan.

     v. "Subsidiary" means a corporation, domestic or foreign, 50 percent or more of the voting stock of which is owned directly or indirectly by the Corporation.

  Article III. Effective Date. Duration, Scope and Administration of the Plan

 3.1 This Plan shall be effective June 1, 2004, conditioned upon approval of the shareholders of the Corporation, and shall continue until May 31, 2009.

 3.2 The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties. If any person objects to any such interpretation or action formally or informally, the expenses of the Committee and its agents and counsel shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant or Optionee.

 3.3 No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each other officer, employee or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

           Article IV. Participation, Stock Awards and Option Grants

 4.1 Each year the Committee shall designate as Participants and/or Optionees in the Plan those Eligible Persons who, in the opinion of the Committee, have significantly contributed to the Corporation.

 4.2 Each year, the Committee may award shares of Common Stock, Restricted Stock Units, and/or may grant Phantom Shares, Performance Units, Stock Options which qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code or Stock Options which do not qualify as Incentive Stock Options and/or Stock Appreciation Rights for use in connection with Stock Options to each Eligible Person whom it has designated as an Optionee or Participant for such year. No Incentive Stock Option will be granted to an Eligible Person who is not a full or part-time employee of the Corporation or a subsidiary of the Corporation.

 4.3 Awards of Common Stock or Restricted Stock Units and grants of Stock Options, Phantom Shares or Performance Units may be made, without amending the Plan, to Eligible Persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such supplement or alternative version shall: (a) increase the number of available shares of Common Stock under Section 5.1; or (b) increase the limitations contained in Section 5.3.

                   Article V. Shares Reserved Under the Plan

 5.1 There is hereby reserved for award under this Plan 6 million whole shares of Common Stock, less the number of shares awarded, granted or purchased under the provisions of this Plan which have not been forfeited. To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, shares of Common Stock with respect to which payment or exercise is in cash as well as any shares or options which are forfeited may thereafter again be awarded or made subject to grant under the Plan. The number of shares made available for option and sale under Article VI of this Plan plus the number of shares awarded under
     Article VII of this Plan plus the number of shares awarded or purchased under Article VIII of this Plan will not exceed, at any time, the number of shares of Common Stock reserved pursuant to this Article V.

 5.2 If a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such option or share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of CMS Energy Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of Common Stock subject to any such option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 5.2, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares then subject to an option or options, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and each Stock Option agreement. In the ease of any such substitution or adjustment as provided for in this paragraph, the option price in each Stock Option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this section. No adjustment or substitution provided for in this Section 5.2 shall require the Corporation in any Stock Option agreement to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option agreement shall be limited accordingly.

 5.3 Individual Grant Limit: The combined maximum shares awarded or granted for any one Eligible Person for any one year under this Plan, excluding (a) any shares or Restricted Share Units purchased or awarded under the Management Stock Purchase Plan in Section 8.3 and (b) any Performance Units awarded under Section 8.2, will not exceed 250,000 shares of Common Stock.

            Article VI. Stock Options and Stock Appreciation Rights

 6.1 The Committee may from time to time provide for the option and sale of shares of Common Stock, which may consist in whole or in part of the authorized and unissued Common Stock of the Corporation.

 6.2 Optionees: The Committee shall determine and designate from time to time, in its discretion, those Eligible Persons of the Corporation to whom Stock Options and Stock Appreciation Rights are to be granted and who thereby become Optionees under the Plan.

 6.3 Allotment of Shares: The Committee shall determine and fix the number of shares of Common Stock subject to options to be offered to each Optionee.

 6.4 Option Price: The Committee shall establish the option price at the time any option is granted at not less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted. In no event shall Options previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall Options previously granted under this Plan be cancelled and replaced by a subsequent re-grant under this Plan of Options having an exercise price lower than the options so cancelled.

 6.5 Stock Appreciation Rights: At the discretion of the Committee, any Stock Option granted under this Plan may, at the time of such grant, include a Stock Appreciation Right. A Stock Appreciation Right shall pertain to, and be granted only in conjunction with, a related underlying Stock Option, and shall be exercisable only at the time and to the extent the related underlying Stock Option is exercisable and only if the fair market value of the Common Stock of the Corporation exceeds the Stock Option price in the related underlying Stock Option. An Optionee who is granted a Stock Appreciation Right may elect to surrender the related underlying Stock Option with respect to all or part of the number of shares subject to the related underlying Stock Option and exercise in lieu thereof the Stock Appreciation Right with respect to the number of shares as to which the Stock Option is surrendered.

     The exercise of the underlying Stock Option shall terminate the related Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the underlying Stock Option. The exercise of a Stock Appreciation Right shall terminate the related underlying Stock Option to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Optionee exercises the Stock Appreciation Right, over (ii) the aggregate Stock Option price per share for such number of shares. Such amount may be paid by the Corporation, at the election of the Optionee, in cash, Common Stock of the Corporation or any combination thereof; provided, however, that the Committee shall have sole discretion to approve or disapprove an election of an Optionee to receive cash upon exercise of a Stock Appreciation Right.

 6.6 Granting and Exercise of Stock Options and Stock Appreciation Rights: The granting of Stock Options and Stock Appreciation Rights hereunder shall be effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee. The Committee may grant Stock Options that provide for the grant of a subsequent restoration Stock Option if the exercise price has been paid for by tendering shares to the Company. Any restoration Stock Option shall be for the number of shares tendered in exercising the predecessor option. The restoration Stock Option exercise price shall be the then-current Fair Market Value, and the term of such restoration option may not extend beyond the remaining term of the original option.

     Each Stock Option and Stock Appreciation Right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant, subject to the limitation that for each Incentive Option and related Stock Appreciation Right granted, a maximum of $100,000 (based on the price at the date of grant) may be exercised per year, plus any unused carry-over from a previous year(s). Except as provided in Section 6.10, Stock Options and Stock Appreciation Rights may be exercised only while the Optionee is an employee, Non-Employee Director or advisor of the Corporation.

     Successive Stock Options and Stock Appreciation Rights may be granted to the same Optionee, whether or not the Stock Option(s) and Stock Appreciation Right(s) previously granted to such Optionee remain unexercised. An Optionee may exercise a Nonqualified Option or related Stock Appreciation Right, if then exercisable, notwithstanding that Stock Options and Stock Appreciation Rights previously granted to such Optionee remain unexercised.

 6.7 Payment of Stock Option Price: At the time of the exercise in whole or in part of any Stock Option granted hereunder, payment of the option price in full in cash or in Common Stock of the Corporation shall be made by the Optionee for all shares so purchased. No Optionee shall have any of the rights of a Shareholder of the Corporation under any such Stock Option until the actual issuance of shares to said Optionee, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Section 5.2.

 6.8 Nontransferability of Stock Options and Stock Appreciation Rights: No Stock Option or Stock Appreciation Right granted under the Plan to an Optionee shall be transferable by such Optionee otherwise than by will, pursuant to a valid Domestic Relations Order which limits the rights of the alternate payee to those available to the Optionee, or by the laws of descent and distribution except that the Optionee may transfer to an immediate family member or a family trust for estate planning purposes, and such Stock Option and Stock Appreciation Right shall be exercisable, during the lifetime of the Optionee, only by the Optionee or by a member of such Optionee's immediate family or by the family trust.

 6.9 Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each Stock Option and Stock Appreciation Right granted hereunder shall expire not more than ten years from the date of the granting thereof; provided, that with respect to an Incentive Option and a related Stock Appreciation Right granted to an Optionee who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or Subsidiary, such Incentive Option and Stock Appreciation Right shall expire not more than five years after the date of granting thereof.

6.10 Termination of Employment: If the employment of an Optionee by the Corporation shall be terminated due to a reason other than the Optionee's death, the Committee may, in its discretion, permit the exercise of Stock Options and Stock Appreciation Rights granted to such Optionee for a period not to exceed one year following such termination of employment or three years following termination of employment upon the Optionee's disability as determined by the Committee or retirement in accordance with a pension plan of the Corporation; provided, however, that no Incentive Option or related Stock Appreciation Right may be exercised after three months following an Optionee's termination of employment, unless such termination of employment is due to the Optionee's death or disability. If the termination is due to the Optionee's disability, the Committee may permit the Incentive Option and related Stock Appreciation Right to be exercised for one year following the Optionee's termination of employment. If the employment of an Optionee by the Corporation shall be terminated due to the Optionee's death, any Stock Option, or related Stock Appreciation Right, transferred to a family trust or by will or by the laws of descent and distribution, may be exercised for one year following the Optionee's death. In no event, however, shall a Stock Option or Stock Appreciation Right be exercisable subsequent to its expiration date and, furthermore, a Stock Option or Stock Appreciation Right may only be exercised after termination of an Optionee's employment to the extent exercisable on the date of termination of employment. Upon the termination of employment of an Optionee by the Corporation, every Stock Option and related Stock Appreciation Right shall terminate, except as otherwise specifically provided in this Plan. Further, no Stock Option or related Stock Appreciation Right may be exercised after such termination of employment, except within a time period provided in this Section 6.10.

6.11 Termination of Service: If a Non-Employee Director ceases to be a member of the Board for any reason, or if an advisor no longer provides service to the Corporation, the Non-Employee Director or advisor may exercise any Option or related Stock Appreciation Right for one year following such termination of service. In no event, however, shall a Stock Option or Stock Appreciation Right be exercisable subsequent to its expiration date and, furthermore, a Stock Option or Stock Appreciation Right may only be exercised after termination of an Optionee's service to the extent exercisable on the date of termination of service. Further, no Stock Option or related Stock Appreciation Right may be exercised after such termination of service, except within a time period provided in this Section 6.11.

6.12 Investment Purpose: Any shares of Common Stock subject to option under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with Federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation.

6.13 Withholding Payments: If upon the exercise of a Nonqualified Option and/or a Stock Appreciation Right or as a result of a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Optionee or the Optionee shall pay such amount to the Corporation to reimburse it for such income tax withholding.

6.14 Restrictions on Sale of Shares: If, at the time of exercise of any Stock Option or Stock Appreciation Right granted hereunder, the Corporation is precluded by any legal, regulatory or contractual restriction from selling and/or delivering shares pursuant to the terms of such Stock Option or Stock Appreciation Right, the sale and delivery of the shares may be delayed until the restrictions are resolved and only cash may be paid upon exercise of the Stock Appreciation Right. At any time during such delay, the Committee, in its discretion, may permit the Optionee to revoke a Stock Option exercise, in which event any corresponding Stock Appreciation Right shall be reinstated.

6.15 Compliance With Rule 16b-3: Notwithstanding any other provision of the Plan to the contrary, the administration of the Plan and the grant, exercise and terms of Stock Appreciation Rights hereunder shall comply with Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        Article VII. Restricted Common Stock

 7.1 Awards: The Committee may from time to time award restricted shares of Common Stock to any Eligible Person it has designated as a Participant for such year. Awards shall be made to Eligible Persons in accordance with such rules as the Committee may prescribe. The Committee may also award restricted shares of Common Stock conditioned on the attainment of a performance goal that relates to Shareholder return, measured by Performance Criteria as determined by the Committee as set forth in the award.

 7.2 Restrictions:

     a. Any shares of Corporation Common Stock awarded or issued under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with Federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation. The restrictions with respect to the Common Stock awarded will extend for such period, or periods, of at least twelve months from and after the date of the award, as may be determined for each award by the Committee (the Award Period). Notwithstanding the foregoing, the restrictions shall terminate upon the death of the Participant or, within the discretion of the Committee, upon Participant's retirement pursuant to a pension plan of the Corporation on or after Participant's 62nd birthday, except as may otherwise be determined to be necessary or desirable in the opinion of the Committee, to comply with the law or to prevent Restricted Common Stock from being subject to Federal income tax prior to the termination of restrictions.

     b. Whenever shares of Common Stock are awarded to a Participant, such shares shall be outstanding, and stock certificates shall be issued in the name of the Participant, which certificates may bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. All certificates issued for shares of Common Stock awarded under the Plan shall be deposited for the benefit of the Participant with the Secretary of the Corporation as custodian until such time as the shares are vested and transferable.

     c. A Participant who is awarded shares of Common Stock under the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

     d. Shares of Common Stock awarded to a Participant under the Plan, whether or not vested or transferable, may have full dividend rights as determined by the Committee. However, if shares or securities are issued as a result of a merger, consolidation or similar event, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of Common Stock which have been awarded.

     e. Deliveries of Restricted Common Stock by the Corporation may consist in whole or in part of the authorized and unissued Common Stock of the Corporation (at such time or times and in such manner as it may determine). The Restricted Common Stock shall be paid and delivered as soon as practicable after the award period in accordance with Section 7.3.

     f. The shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant until their release. However, nothing herein shall preclude a Participant from making a gift of any shares of Restricted Common Stock to a spouse, child, stepchild, grandchild, parent or sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or the Participant; provided that, the Restricted Common Stock so given shall remain subject to the restrictions, obligations and conditions described in this Article VII.

     g. If a Participant has received an award pursuant to the provisions of the Plan, is employed by the Corporation or remains a Non-Employee Director or is an advisor at the end of the award period and the performance goals have been met, then the Participant shall be fully vested, at the end of the award period, in the shares of Common Stock awarded to the Participant for that award period.

     h. In the event of termination of employment of an employee Participant or termination of service of a Non-Employee Director or advisor prior to the last day of an award period for any reason other than Participant's death, all rights to any shares of Restricted Common Stock held in a deposit account with respect to such award, including any additional shares delivered with respect to such shares as described in subsection 7.2d above shall be forfeited to the Corporation. However, the Committee may, if the Committee determines that the circumstances warrant such action, approve the distribution of all or any part of the Restricted Common Stock which would otherwise be forfeited.

 7.3 Distribution of Restricted Common Stock

     a. Distribution After Award Period: Except as otherwise provided, distribution of vested awards of Common Stock shall be made as soon as practicable after the last day of the applicable award period in the form of full shares of Common Stock, with fractional shares, if any, being awarded in cash.

     b. Distribution After Death of Participant: Upon the death of the Participant, either before or after retirement, any shares of Restricted Common Stock then held shall, subject to this Article VII, be delivered within a reasonable time under the circumstances to Participant's Beneficiary or, in the absence of an appropriate Beneficiary designation to the Participant's estate, in such one or more installments as the Committee may then determine.

 7.4 Designation of Beneficiaries

     If a Participant dies prior to the receipt in full of any award under the Plan to which the Participant is entitled, the award shall be distributed to the Participant's Beneficiary or, in the absence of a Beneficiary designation, to the Participant's estate. The designation of a Beneficiary shall be made in writing on a form prescribed by and filed with the Committee prior to the Participant's death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

 7.5 Transferability: Subject to the provision of this Article VII, shares of Common Stock awarded to a Participant will become freely transferable by the Participant only at the end of the award period established with respect to such shares.

 7.6 Distribution to Person Other Than Employee: If the Committee shall find that any person to whom any award is payable under this Article VII of the Plan is unable to care for such person's affairs because of illness or accident, or is a minor, or has died, then any payment due Participant or Participant's estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to Participant's spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

 7.7 Restricted Common Stock for employee Participants is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel.

 7.8 A forfeiture of shares of Common Stock pursuant to subsection 7.2h of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

 7.9 Each distribution of Common Stock under this Article VII of the Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements.

7.10 Notwithstanding any other provisions in the Plan, in the event of a Change in Control as defined under any written employment contract or agreement between the Corporation or a subsidiary and an Officer of the Corporation or a subsidiary, awards of Common Stock granted under this Plan, as well as grants of any Performance Units, Restricted Stock Units and Phantom Share Appreciation Value, shall vest to the extent, if any, provided for in the written employment agreement or contract or in such separate contractual arrangement relating to such an award or grant as may exist from time to time. Notwithstanding any other provisions of the Plan, the provisions of this Section 7.10 may not be amended after the date a Change in Control occurs.

  Article VIII. Phantom Shares, Performance Units, Restricted Stock Units and
                         Management Stock Purchase Plan

 8.1 Phantom Shares.

     a. Grants of Phantom Shares. The Committee may from time to time grant Phantom Shares, the value of which is determined by reference to a share of Common Stock on terms and conditions as the Committee, in its discretion, may from time to time determine. Each grant of Phantom Shares shall specify the number of Phantom Shares granted, the Initial Value of such Phantom shares which shall not be less than 100% of the Fair Market Value of the Common Stock as of the date of grant, the Valuation Dates, the number of Phantom Shares whose appreciation value shall be determined on each such Valuation Date, any applicable vesting schedule for such Phantom Shares, and any applicable limitation on payment for such Phantom Shares.

     b.  Appreciation Value.

        (i) Valuation Dates; Measurement of Appreciation Value. The Committee shall provide for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted shall be measured and fixed, and shall designate the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date.

        (ii) Payment of Appreciation Value. Except as otherwise provided in this
             Section 8.1, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share. The Committee may in its discretion, establish and set forth a maximum dollar amount payable under the Plan for each Phantom Share granted.

        (iii) The Committee may, in its discretion, provide that Phantom Shares shall vest (subject to such terms and conditions as the Committee may provide in the award) over such period of time, from the date of grant, as may be specified in a vesting schedule contained in the grant.

        (iv) Termination. In the event of termination of employment of an employee Participant or termination of service of a non-Employee Director or advisor prior to one or more Valuation Dates, unless the Committee in its discretion determines otherwise, the Appreciation Value for any Phantom Share to which the Participant's Rights are vested, shall be the lesser of the Appreciation Value as of the termination date or the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto in accordance with Section 8.1(b)(i). Unless the Committee, in its discretion determines otherwise, the Appreciation Value so determined for each such vested outstanding Phantom Share shall then be payable to the Participant or the Participant's estate following the originally scheduled Valuation Date applicable thereto in accordance with Section 8.1(b)(ii). Upon a termination as described in this Section 8.1(b)(iv), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

 8.2 Performance Units. The Committee may, in its discretion, grant Performance Units to Eligible Persons. Each Performance Unit will have an initial value that is established by the Committee at the time of grant and credited to a bookkeeping account established for the Participant, but no Participant shall be granted Performance Units during any one fiscal year with an initial value in excess of $2.5 million. The Committee will set performance periods and objectives and other terms and conditions of the grant based upon Performance Criteria as determined by the Committee that, depending upon the extent to which they are met, will determine the value of Performance Units that will be paid out to the Participant. The Committee may pay earned Performance Units in cash, Common Stock or a combination thereof.

     Unless otherwise set forth in the grant, in the event the employment of an employee Participant is terminated during a performance period due to death, disability or retirement under the provisions of the Pension Plan the Participant will receive a prorated payout of Performance Units. In the event the employment is terminated for any other reason, then all Performance Units will be forfeited. If the service of a Non-Employee Director or advisor is terminated during a performance period, the Participant will receive a prorated payout of Performance Units. Notwithstanding the above, no payouts will be made to the extent that objectives other than the duration of the performance period have not been met except to the extent that the Committee in its discretion decides to waive any such other achievement or objectives.

 8.3 Management Stock Purchase Plan. The Committee may permit select employee Participants to elect to receive all or a portion of their incentive payment under the Officer's Incentive Compensation Plan in the form of cash, shares of Restricted Common Stock, shares of Restricted Stock Units or a combination of these and any such election of Restricted Common Stock and/or Restricted Stock Units shall be referred to for purposes of this

     Plan as a purchase. The Committee may also award additional shares of Restricted Common Stock or Restricted Stock Units to such select Participants who elect to receive their incentive payment in the form of Common Stock or Restricted Stock Units, provided that the value of all such additional Common Stock and Restricted Stock Units awarded to any one Participant will not exceed $2.5 million for any fiscal year. Shares of Common Stock and Restricted Stock Units will be granted under and governed by the terms and conditions of this Plan (other than the limitations with respect to maximum shares under Section 5.3) as well as any terms of the grant. Each grant will set forth the extent to which the Participant has the right to retain unvested Restricted Common Stock or Restricted Stock Units after his or her termination of employment with the Corporation or a Subsidiary. These terms will be determined by the Committee in its sole discretion, need not be uniform among all grants, and may reflect, among other things, distinctions based on the reasons for termination of employment.

          Article IX. Amendment, Duration and Termination of the Plan

 9.1 Duration of Plan. No grants or awards may be made under this Plan after May 31, 2009. Any grant or award effective prior to May 31, 2009 will be continue to vest and otherwise be effective after the expiration of this Plan in accordance with the terms and conditions of this Plan as well as any requirements set forth in the grant or award.

 9.2 Right To Amend, Suspend or Terminate Plan: The Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Optionee, Participant or Beneficiary; provided, that no such amendment shall:

     a. Change the Stock Option price or adversely affect any Stock Option or Stock Appreciation Right outstanding under the Plan on the effective date of such amendment or termination, or

     b. Adversely affect any award or grant then in effect or rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment, or

     c. Unless approved by the Shareholders of the Corporation, increase the aggregate number of shares of Common Stock reserved for award or grant under the Plan, change the group of Eligible Persons under the Plan or materially increase benefits to Eligible Persons under the Plan.

 9.3 Periodic Review of Plan: In order to assure the continued realization of the purposes of the Plan, the Committee shall periodically review the Plan, and the Committee may suggest amendments to the Board as it may deem appropriate.

 9.4 Amendments May Be Retroactive: Subject to Section 9.1 above, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

                         Article X. General Provisions

10.1 Rights to Continued Employment, Award or Option: Nothing contained in the Plan or in any Stock Option, Stock Appreciation Right or Restricted Common Stock award shall give any employee the right to be retained in the employment of the Corporation or affect the right of the Corporation to terminate the employee's employment at any time. The adoption of the Plan shall not constitute a contract between the Corporation and any employee. No Eligible Person who is an employee shall receive any right to be granted an option, right or award hereunder nor shall any such option, right or award be considered as compensation under any employee benefit plan of the Corporation.

10.2 Governing Law: The provisions of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, execution is hereby effected.

ATTEST:

----------------------------------------------------------
                                   Secretary
CMS ENERGY CORPORATION

By:
------------------------------------------------------
                      Chairman and Chief Executive Officer

[CMS ENERGY LOGO]

                               COMMON STOCK PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

The undersigned appoints KENNETH WHIPPLE and MICHAEL D. VANHEMERT, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the annual meeting of shareholders of CMS Energy Corporation to be held at the Potter Center, 2111 Emmons Road, Jackson, Michigan, at 10:30 AM Eastern Daylight Saving Time on May 28, 2004 and at any adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the notice and proxy statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL ITEMS.


YOU DO NOT NEED TO COMPLETE OR             PLEASE VOTE, SIGN AND DATE THIS PROXY
RETURN THIS PROXY IF YOU VOTE USING A      ON THE REVERSE SIDE.  THANK YOU
TELEPHONE OR THE INTERNET                  FOR YOUR PROMPT RESPONSE

                        PLEASE VOTE, SIGN AND DATE BELOW

[ ] TO VOTE AS RECOMMENDED by the Board of Directors on all items, PLEASE MARK
    THIS BOX, SIGN, DATE AND RETURN THIS PROXY. (No additional boxes need to be marked. If additional boxes are marked, this box will take precedence.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4 AND 5.

(1) ELECTION OF    [ ] FOR all nominees listed below (except as indicated below)
DIRECTORS          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

     (01) Merribel S. Ayres (02) Earl D. Holton, (03) David W. Joos, (04) Michael T. Monahan, (05) Joseph F. Paquette, Jr., (06) William U. Parfet,
     (07) Percy A. Pierre, (08) S. Kinnie Smith, Jr., (09) Kenneth L. Way, (10) Kenneth Whipple, and (11) John B. Yasinsky.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


-------------------------------------------------------------------------------

                                                   For      Against     Abstain
                                                                                  PLEASE SIGN, DATE AND RETURN THIS PROXY.
(2) Ratification of independent auditors           [ ]        [ ]         [ ]

(3) Proposal to amend Performance Incentive        [ ]        [ ]         [ ]
    Stock Plan                                                                    Signed
                                                                                          ---------------------------------

(4) Proposal to approve deductibility of           [ ]        [ ]         [ ]
    incentive awards

(5) Proposal to amend Articles of Incorporation    [ ]        [ ]         [ ]     Dated                                    , 2004
                                                                                          ---------------------------------